As filed with the Securities and Exchange Commission on March 14, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIRST INDUSTRIAL REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation or organization)

36-3935116

(I.R.S. Employer Identification Number)

FIRST INDUSTRIAL, L.P. (Exact name of registrant as specified in its charter) Delaware (State or other jurisdiction of incorporation or organization) 36-3924586 (I.R.S. Employer Identification Number)

311 S. Wacker Drive, Suite 3900

Chicago, Illinois 60606

(312) 344-4300

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Copies to:

Peter E. Baccile

President and Chief Executive Officer

First Industrial Realty Trust, Inc.

311 S. Wacker Drive, Suite 3900

Chicago, Illinois 60606

(312) 344-4300

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Howard A. Nagelberg Matthew A. Jackson Barack Ferrazzano Kirschbaum & Nagelberg LLP 200 W. Madison St., Suite 3900 Chicago, Illinois 60606 (312) 984-3100

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:    ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
First Industrial Realty Trust, Inc.:
Common Stock (par value $.01 per share)
Preferred Stock (par value $.01 per share)
Depositary Shares
First Industrial, L.P.:
Debt Securities
TOTAL	$1,500,000,000	N/A	$1,500,000,000	$173,850

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class up to a proposed maximum aggregate offering price of $1,500,000,000 is being registered as may from time to time be offered and sold at indeterminate prices. The proposed maximum aggregate offering price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. Securities registered by this registration statement may be offered and sold separately or together with other securities. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. In accordance with Rules 456(b) and 457(r), the registrants are deferring payment of all of the registration fee, except for $25,760 that has already been paid with respect to securities that were previously registered pursuant to Registration Statement No. 333-194257, initially filed with the SEC on March 13, 2014, and that were not sold thereunder in accordance with Rule 457(p).

PROSPECTUS

$1,500,000,000

FIRST INDUSTRIAL REALTY TRUST, INC.

and

FIRST INDUSTRIAL, L.P.

First Industrial Realty Trust, Inc. may offer the following securities for sale through this prospectus from time to time:

•	shares of common stock;

•	shares of preferred stock; or

•	shares of preferred stock represented by depositary shares.

First Industrial, L.P., the operating partnership of First Industrial Realty Trust, Inc., may offer non-convertible debt securities for sale through this prospectus from time to time.

We will provide the specific terms of the securities that we are offering in one or more supplements to this prospectus. Any supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find More Information” before investing in our securities. The aggregate of the offering prices of securities covered by this prospectus will not exceed $1,500,000,000.

The common stock of First Industrial Realty Trust, Inc. is listed on the New York Stock Exchange under the symbol “FR.”

We may sell offered securities through agents, to or through underwriters or through dealers, directly to purchasers or through a combination of these methods of sale. See “Plan of Distribution” for more information.

This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.

Investing in the securities of First Industrial Realty Trust, Inc. or First Industrial, L.P. involves risks. See the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2016, in our other reports that we may file from time to time with the Securities and Exchange Commission and in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 14, 2017.

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or any prospectus supplement or to make representations as to matters not stated in this prospectus or any prospectus supplement. You must not rely on unauthorized information. This prospectus and any prospectus supplement are not an offer to sell these securities or our solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. The delivery of this prospectus or any prospectus supplement at any time does not create an implication that the information contained herein or therein is correct as of any time subsequent to their respective dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that First Industrial Realty Trust, Inc. (the “Company” or “First Industrial”) and First Industrial, L.P. (the “Operating Partnership”) filed with the Securities and Exchange Commission (the “SEC” or the “Commission”), utilizing the “shelf” registration process, relating to the common stock, preferred stock, depositary shares and debt securities described in this prospectus. Under this shelf registration process, the Company and the Operating Partnership may sell any combination of the securities described in this prospectus from time to time and in one or more offerings up to a total amount of $1,500,000,000.

This prospectus provides you with a general description of the securities that the Company and the Operating Partnership may offer. Each time the Company or the Operating Partnership sells securities, it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference.”

As used in this prospectus, “we,” “us” and “our” refer to the Company and its subsidiaries, including the Operating Partnership, unless the context otherwise requires.

THE COMPANY AND THE OPERATING PARTNERSHIP

The Company is a real estate investment trust, or REIT, subject to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”). We are a self-administered and fully integrated real estate company which owns, manages, acquires, sells, develops, and redevelops industrial real estate. As of December 31, 2016, our in-service portfolio consisted of 215 light industrial properties, 53 R&D/flex properties, 167 bulk warehouse properties and 100 regional warehouse properties containing an aggregate of approximately 62.2 million square feet of gross leasable area (“GLA”) located in 23 states. Our in-service portfolio includes all properties other than developed, redeveloped and acquired properties that have not yet reached stabilized occupancy (generally defined as properties that are 90% occupied). Properties which are at least 75% occupied at acquisition are placed in-service. Acquired properties less than 75% occupied at the date of acquisition, developments and redevelopments are placed in-service upon the earlier of reaching 90% occupancy or one year subsequent to acquisition or development/redevelopment construction completion. Properties are moved out of the in-service portfolio to the redevelopment classification when capital expenditures for a project are estimated to exceed 25% of the undepreciated gross book value of the property.

We began operations on July 1, 1994. The Company’s operations are conducted primarily through the Operating Partnership, of which the Company is the sole general partner, with an approximate 96.7% ownership interest at December 31, 2016. The Operating Partnership also conducts operations through eight other limited partnerships, numerous limited liability companies and certain taxable REIT subsidiaries, the operating data of which, together with that of the Operating Partnership, is consolidated with that of the Company. At December 31, 2016, approximately 3.3% of the outstanding limited partnership units in the Operating Partnership were held by outside investors, including certain members of the management of the Company. Each limited partnership unit, other than those held by the Company, may be exchanged for cash or, at the Company’s option, one share of First Industrial common stock, subject to adjustments. Upon each exchange, the number of limited partnership units held by the Company, and its ownership percentage of the Operating Partnership, increase.

We utilize an operating approach which combines the effectiveness of decentralized, locally based property management, acquisition, sales and development functions with the cost efficiencies of centralized acquisition, sales and development support, capital markets expertise, asset management and fiscal control systems.

The Company, a Maryland corporation organized on August 10, 1993, completed its initial public offering in June 1994. The Operating Partnership is a Delaware limited partnership organized on November 23, 1993. Our principal executive offices are located at 311 S. Wacker Drive, Suite 3900, Chicago, Illinois 60606, telephone number (312) 344-4300. Our website is located at http://www.firstindustrial.com. The information on or linked to our website is not a part of, and is not incorporated by reference into, this prospectus.

RATIOS OF EARNINGS TO FIXED CHARGES

The Company’s ratios of earnings to combined fixed charges and preferred stock dividends requirements for the years ended December 31, 2016, 2015, 2014, 2013 and 2012 were 2.86x, 2.02x, 1.26x, 0.92x and 0.67x, respectively. Due to the Company’s loss from continuing operations for the year ended December 31, 2012, as well as preferred stock dividends for the year ended December 31, 2013, the ratio coverage is less than 1:1. The Company would have been required to generate additional earnings of $6.9 million and $36.2 million for the years ended December 31, 2013 and 2012, respectively, to achieve a ratio coverage of 1:1. For purposes of computing the ratios of earnings to combined fixed charges and preferred stock dividends, earnings have been calculated by adding fixed charges (excluding capitalized interest and preferred stock dividends) and amortization of capitalized interest to income (loss) from continuing operations before noncontrolling interest allocable to continuing operations and income taxes allocable to continuing operations. Fixed charges consist of interest cost, whether expensed or capitalized, amortization of deferred financing costs and rentals deemed representative of an interest factor.

The Operating Partnership’s ratios of earnings to fixed charges for the years ended December 31, 2016, 2015, 2014, 2013 and 2012 were 2.86x, 2.02x, 1.28x, 1.02x and 0.81x, respectively. Due to the Operating Partnership’s loss from continuing operations for the year ended December 31, 2012, the ratio coverage is less than 1:1. The Operating Partnership would have been required to generate additional earnings of $17.1 million for the year ended December 31, 2012, respectively, to achieve a ratio coverage of 1:1. For purposes of computing the ratios of earnings to fixed charges, earnings have been calculated by adding fixed charges (excluding capitalized interest) and amortization of capitalized interest to income (loss) from continuing operations before noncontrolling interest allocable to continuing operations and income taxes allocable to continuing operations. Fixed charges consist of interest cost, whether expensed or capitalized, amortization of deferred financing costs and rentals deemed representative of an interest factor.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement, the Company and the Operating Partnership intend to use the net proceeds from the sale of securities offered by this prospectus and the applicable prospectus supplement for general corporate purposes. Any proceeds from the sale of common stock, preferred stock or depositary shares by the Company will be invested in the Operating Partnership, which will use the proceeds for the same purposes.

PLAN OF DISTRIBUTION

The Company and/or the Operating Partnership may sell offered securities in any one or more of the following ways from time to time:

•	through agents;

•	to or through underwriters;

•	through dealers;

•	directly to purchasers; or

•	through a combination of these methods of sale.

The prospectus supplement relating to the offered securities will set forth the terms of the offering and of the offered securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to the Company and/or the Operating Partnership from such sale;

•	any underwriting discounts and commission or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such offered securities may be listed.

Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of the offered securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Offers to purchase offered securities may be solicited by agents designated by the Company and/or the Operating Partnership from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by the Company and/or the Operating Partnership to the agent will be set forth, in the applicable prospectus supplement. Underwriters or agents could make sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the New York Stock Exchange (the “NYSE”), the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may, and if acting as agent in an at-the-market equity offering will, be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities.

If offered securities are sold by means of an underwritten offering, the Company and/or the Operating Partnership will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the offered securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters, with respect to a sale of offered securities, will be obligated to purchase all such offered securities of a series if any are purchased.

The Company and/or the Operating Partnership may grant to the underwriters options to purchase additional offered securities to cover over-allotments, if any, at the public offering price, with additional underwriting discounts or commissions, as may be set forth in the prospectus supplement relating thereto. If the Company and/or the Operating Partnership grant any over-allotment option, the terms of the over-allotment option will be set forth in the prospectus supplement relating to the offered securities.

If a dealer is utilized in the sales of offered securities in respect of which this prospectus is delivered, the Company and/or the Operating Partnership will sell the offered securities to the dealer as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale. Any dealer may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

Offers to purchase offered securities may be solicited directly by the Company and/or the Operating Partnership and the sale may be made by the Company and/or the Operating Partnership directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the related prospectus supplement.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for the Company and/or the Operating Partnership. Any remarketing firm will be identified and the terms of its agreements, if any, with the Company and/or the Operating Partnership and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the offered securities remarketed thereby.

Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements entered into with the Company and/or the Operating Partnership to indemnification by the Company and/or the Operating Partnership against certain civil liabilities, including liabilities under the Securities Act, that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters, dealers or remarketing firms may be required to make. The terms of any such indemnification or contribution will be described in the related prospectus supplement.

If so indicated in the prospectus supplement, the Company and/or the Operating Partnership will authorize underwriters or other persons acting as agents to solicit offers by certain institutions to purchase offered securities from the Company and/or the Operating Partnership, pursuant to contracts providing for payments and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases these institutions must be approved by the Company and/or the Operating Partnership. The obligations of any purchaser under any contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Each series of offered securities will be a new issue and, other than the common stock (which is listed on the NYSE), will have no established trading market. The Company and/or the Operating Partnership may elect to list any series of offered securities on an exchange or automated quotation system, and in the case of the common stock of the Company, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, the Company and/or the Operating Partnership will not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.

Underwriters, dealers, agents and remarketing firms, or their respective affiliates, may engage in transactions with, or perform services for, the Company and/or the Operating Partnership and their subsidiaries in the ordinary course of business.

DESCRIPTION OF COMMON STOCK

The following is a summary of the material terms of our common stock. You should read our charter and bylaws, which are incorporated by reference to the registration statement of which this prospectus is a part.

General

Under our charter, the Company has authority to issue 150 million shares of its common stock, par value $.01 per share. Under Maryland law, stockholders generally are not responsible for the corporation’s debts or obligations. Stockholders may, however, be liable for contribution if they knowingly receive an improper distribution from the Company in violation of Maryland law. At March 12, 2017, we had outstanding 117,274,432 shares of common stock.

Terms

Subject to the preferential rights of any other shares or series of stock, including preferred stock outstanding from time to time, and to the provisions of our charter regarding excess stock, common stockholders will be entitled to receive dividends on shares of common stock if, as and when authorized and declared by our board of directors out of assets legally available for that purpose. Subject to the preferential rights of any other shares or series of stock, including preferred stock outstanding from time to time, and to the provisions of our charter regarding excess stock, common stockholders will share ratably in the assets of the Company legally available for distribution to its stockholders in the event of its liquidation, dissolution or winding up after payment of, or adequate provision for, all known debts and liabilities of the Company. For a discussion of excess stock, please see “Restrictions on Transfer of Capital Stock.”

Subject to the provisions of our charter regarding excess stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as otherwise required by law or except as provided with respect to any other class or series of stock, common stockholders will possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares of common stock will not be able to elect any directors.

Common stockholders have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any securities of the Company.

Subject to the provisions of our charter regarding excess stock, all shares of common stock will have equal dividend, distribution, liquidation and other rights, and will have no preference, appraisal or exchange rights.

Under the Maryland General Corporate Law (the “MGCL”), a corporation generally cannot, subject to certain exceptions, dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless the corporation’s charter provides for a lesser percentage, which percentage shall not be less than a majority of all of the votes to be cast on the matter. Our charter does not provide for a lesser percentage in such situations.

Restrictions on Ownership

For the Company to qualify as a REIT under the Code, not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code to include certain entities, during the last half of a taxable year. For the purpose, among others, of assisting the Company in meeting this requirement, we may from time to time take certain actions to limit the beneficial ownership, directly or indirectly, by individuals of our outstanding equity securities. See “Restrictions on Transfer of Capital Stock.”

Transfer Agent

The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.

DESCRIPTION OF PREFERRED STOCK

The following is a summary of the material terms of our preferred stock. You should also read our charter and bylaws, which are incorporated by reference to the registration statement of which this prospectus is a part. All material terms of the preferred stock, except those disclosed in the applicable prospectus supplement, are described in this prospectus.

General

Under our charter, the Company has authority to issue 10 million shares of its preferred stock, par value $.01 per share. The preferred stock may be issued from time to time, in one or more series, as authorized by the Company’s board of directors. Prior to issuance of shares of each series, the Company’s board of directors is required by the MGCL and our charter to fix for each series, subject to the provisions of the charter regarding excess stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption of those shares as may be permitted by Maryland law. These rights, powers, restrictions and limitations could include the right to receive specified dividend payments and payments on liquidation prior to any payments to holders of common stock or other capital stock of the Company ranking junior to the preferred stock. The outstanding shares of preferred stock are, and additional shares of preferred stock will be, when issued, fully paid and nonassessable and will have no preemptive rights. The Company’s board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that holders of common stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of common stock might receive a premium for their shares over the then market price of those shares of common stock.

Series of Preferred Stock

The following is a description of the general terms and provisions of the preferred stock to which any prospectus supplement may relate. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter and bylaws and any applicable amendment or articles supplementary to our charter designating terms of a series of preferred stock.

Any prospectus supplement relating to a series of the preferred stock may contain specific terms, including:

(1) The title and stated value of the preferred stock;

(2) The number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

(3) The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation applicable to the preferred stock;

(4) The date from which dividends on the preferred stock shall accumulate, if applicable;

(5) The procedures for any auction and remarketing, if any, for the preferred stock;

(6) The provision for a sinking fund, if any, for the preferred stock;

(7) The provision for redemption, if applicable, of the preferred stock;

(8) Any listing of the preferred stock on any securities exchange;

(9) The terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price or manner of calculation of the conversion price;

(10) Any other specific terms, preferences, rights, limitations or restrictions of the preferred stock;

(11) A discussion of federal income tax considerations applicable to the preferred stock;

(12) The relative ranking and preference of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;

(13) Any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

(14) Any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of the Company as a REIT.

Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, rank:

•	senior to all classes or series of common stock, and to all equity securities ranking junior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company;

•	on a parity with all equity securities issued by the Company the terms of which specifically provide that those equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company; and

•	junior to all equity securities issued by the Company the terms of which specifically provide that those equity securities rank senior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company.

The term “equity securities” does not include convertible debt securities.

Dividends

Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by the Company’s board of directors, out of the Company’s assets legally available for payment, dividends in such form and at rates and on dates as will be set forth in the applicable prospectus supplement. Each dividend shall be payable to holders of record as they appear on the share transfer books of the Company on the record dates as shall be fixed by the Company’s board of directors.

Dividends on any series of the preferred stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If the Company’s board of directors fails to declare a dividend payable on a dividend payment date on any series of the preferred stock for which dividends are non-cumulative, then the holders of that series of the preferred stock will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date, and the Company will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment date.

If preferred stock of any series is outstanding, no dividends will be declared or paid or set apart for payment on any capital stock of the Company of any other series ranking, as to dividends, on a parity with or junior to the preferred stock of that series for any period unless:

•	if that series of preferred stock has a cumulative dividend, full cumulative dividends on all outstanding shares of that series of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for that payment is set apart for payment for all past dividend periods and the then current dividend period, or

•	if that series of preferred stock does not have a cumulative dividend, full dividends on all outstanding shares of that series of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for that payment is set apart for payment for the then current dividend period.

When dividends are not paid in full, or a sum sufficient for full payment is not set apart, upon preferred stock of any series and the shares of any other series of preferred stock ranking on a parity as to dividends with the preferred stock of that series, all dividends declared upon preferred stock of that series and any other series of preferred stock ranking on a parity as to dividends with that preferred stock will be declared pro rata so that the amount of dividends declared per share of preferred stock of that series and the other series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the preferred stock of that series, which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if that preferred stock does not have a cumulative dividend, and the other series of preferred stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred stock of that series that may be in arrears.

Except as provided in the immediately preceding paragraph, unless:

•	if a series of preferred stock has a cumulative dividend, full cumulative dividends on all outstanding shares of that series of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for that payment is set apart for payment for all past dividend periods and the then current dividend period, or

•	if a series of preferred stock does not have a cumulative dividend, full dividends on all outstanding shares of that series of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for that payment is set apart for payment for the then current dividend period, no dividends, other than in shares of common stock or other shares of capital stock ranking junior to the preferred stock of that series as to dividends and upon liquidation, shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the common stock, or any other capital stock of the Company ranking junior to or on a parity with the preferred stock of that series as to dividends or upon liquidation, nor shall any shares of common stock, or any other shares of capital stock of the Company ranking junior to or on a parity with the preferred stock of that series as to dividends or upon liquidation, be redeemed, purchased or otherwise acquired for any consideration, or any moneys be paid to or made available for a sinking fund for the redemption of any shares, by the Company, except by conversion into or exchange for other capital stock of the Company ranking junior to the preferred stock of that series as to dividends and upon liquidation.

Any dividend payment made on shares of a series of preferred stock shall first be credited against the earliest accrued but unpaid dividends due with respect to shares of that series which remain payable.

Redemption

If provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at the option of the Company, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in the applicable prospectus supplement.

The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of the preferred stock that will be redeemed by the Company in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends, which will not, if that preferred stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods, to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of capital stock of the Company, the terms of that preferred stock may provide that, if no shares of capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred stock will automatically and mandatorily be converted into the applicable shares of capital stock of the Company pursuant to conversion provisions specified in the applicable prospectus supplement.

However, unless

•	if a series of preferred stock has a cumulative dividend, full cumulative dividends on all outstanding shares of that series of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for that payment is set apart for payment for all past dividend periods and the then current dividend period, or

•	if a series of preferred stock does not have a cumulative dividend, full dividends on all outstanding shares of that series of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for that payment is set apart for payment for the then current dividend period, no shares of the series of preferred stock will be redeemed unless all outstanding shares of preferred stock of that series are simultaneously redeemed. However, the preceding shall not prevent the purchase or acquisition of preferred stock of that series to preserve the REIT qualification of the Company or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of that series.

In addition, unless

•	if the series of preferred stock has a cumulative dividend, full cumulative dividends on all outstanding shares of that series of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for that payment is set apart for payment for all past dividend periods and the then current dividend period, or

•	if the series of preferred stock does not have a cumulative dividend, full dividends on all outstanding shares of that series of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for that payment is set apart for payment for the then current dividend period, the Company will not purchase or otherwise acquire directly or indirectly any shares of preferred stock of that series, except by conversion into or exchange for capital shares of the Company ranking junior to the preferred stock of that series as to dividends and upon liquidation. However, the preceding shall not prevent the purchase or acquisition of shares of preferred stock of that series to preserve the REIT qualification of the Company or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of that series.

If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, the number of shares to be redeemed will be determined by the Company. Those shares may be redeemed ratably from the holders of record of those shares in proportion to the number of those shares held or for which redemption is requested by that holder, with adjustments to avoid redemption of fractional shares, or by any other equitable manner determined by the Company.

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock of any series to be redeemed at the address shown on the stock transfer books of the Company. Each notice shall state:

•	the redemption date;

•	the number of shares and series of the preferred stock to be redeemed;

•	the redemption price;

•	the place or places where certificates for the preferred stock are to be surrendered for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accrue on the redemption date; and

•	the date upon which the holder’s conversion rights, if any, as to those shares shall terminate.

If fewer than all the shares of preferred stock of any series are to be redeemed, the notice mailed to each holder of preferred stock shall also specify the number of shares of preferred stock to be redeemed from each holder. If notice of redemption of any preferred stock has been given and if the funds necessary for the redemption have been set aside by the Company in trust for the benefit of the holders of any preferred stock called for redemption, then from and after the redemption date dividends will cease to accrue on the preferred stock called for redemption, and all rights of the holders of those shares will terminate, except the right to receive the redemption price.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, before any distribution or payment shall be made to the holders of any common stock or any other class or series of capital stock of the Company ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of the Company, the holders of each series of preferred stock shall be entitled to receive out of assets of the Company legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference per share, if any, set forth in the applicable prospectus supplement, plus an amount equal to all dividends accrued and unpaid thereon, which shall not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of the Company’s remaining assets. In the event that, upon any voluntary or involuntary liquidation, dissolution or winding up, the Company’s available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of preferred stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Company ranking on a parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and those other classes or series of capital stock will share ratably in the distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions have been made in full to all holders of preferred stock, the Company’s remaining assets will be distributed among the holders of any other classes or series of capital stock ranking junior to the preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For these purposes, the consolidation or merger of the Company with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, will not be deemed to constitute a liquidation, dissolution or winding up of the Company.

Voting Rights

Holders of the preferred stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable prospectus supplement.

Unless provided otherwise for any series of preferred stock, so long as any shares of preferred stock of a series remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of that series of preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting, each series voting separately as a class:

•	authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking prior to that series of preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized capital stock of the Company into those shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any of those shares; or

•

amend, alter or repeal the provisions of our charter or the articles supplementary for that series of preferred stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of that series of preferred stock or the holders of that series of preferred stock.

However, with respect to the occurrence of any of the events set forth in the second subparagraph above, so long as the preferred stock remains outstanding with its terms materially unchanged, taking into account that upon the occurrence of such an event, the Company may not be the surviving entity, the occurrence of any such event shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of holders of preferred stock. Further,

•	any increase in the amount of the authorized preferred stock or the creation or issuance of any other series of preferred stock, or

•	any increase in the amount of authorized shares of that series or any other series of preferred stock, in each case ranking on a parity with or junior to the preferred stock of that series with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers.

These voting provisions will not apply if, at or prior to the time when the act with respect to which that vote would otherwise be required shall be effected, all outstanding shares of that series of preferred stock shall have been redeemed or called for redemption and sufficient funds will have been deposited in trust to effect the redemption.

Conversion Rights

The terms and conditions, if any, upon which any series of preferred stock is convertible into common stock will be set forth in the applicable prospectus supplement. The terms will include:

•	the number of shares of common stock into which the shares of preferred stock are convertible;

•	the conversion price (or manner of calculating the conversion price);

•	the conversion period;

•	provisions as to whether conversion will be at the option of the holders of the preferred stock or the Company;

•	the events requiring an adjustment of the conversion price; and

•	provisions affecting conversion in the event of the redemption of that series of preferred stock.

Restrictions on Ownership

For the Company to qualify as a REIT under the Code, not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code to include certain entities, during the last half of a taxable year. For the purpose, among others, of assisting the Company in meeting this requirement, we may take certain actions to limit the beneficial ownership, directly or indirectly, by individuals of the Company’s outstanding equity securities, including any preferred stock. Therefore, the articles supplementary for each series of preferred stock may contain provisions restricting the ownership and transfer of the preferred stock. The applicable prospectus supplement will specify any additional ownership limitation relating to a series of preferred stock. See “Restrictions on Transfers of Capital Stock.”

Transfer Agent

The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

The Company may, at its option, elect to offer depositary shares rather than full shares of preferred stock. In the event that option is exercised, each of the depositary shares will represent ownership of and entitlement to all rights and preferences of a fraction of a share of preferred stock of a specified series, including dividend, voting, redemption and liquidation rights. The applicable fraction will be specified in the prospectus supplement. The shares of preferred stock represented by the depositary shares will be deposited with a depositary named in the applicable prospectus supplement, under a deposit agreement among the Company, the depositary and the holders of the depositary receipts. Certificates evidencing depositary shares will be delivered to those persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take actions such as filing proof of residence and paying charges.

The summary of terms of the depositary shares contained in this prospectus does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the deposit agreement, our charter and the form of articles supplementary for the applicable series of preferred stock. All material terms of the depositary shares, except those disclosed in the applicable prospectus supplement, are described in this prospectus.

Dividends

The depositary will distribute all cash dividends or other cash distributions received in respect of the series of preferred stock represented by the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date, which will be the same date as the record date fixed by the Company for the applicable series of preferred stock. The depositary, however, will distribute only an amount as can be distributed without attributing to any depositary share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts so entitled, in proportion, as nearly as may be practicable, to the number of depositary shares owned by those holders on the relevant record date, unless the depositary determines, after consultation with the Company, that it is not feasible to make the distribution, in which case the depositary may, with the Company’s approval, adopt any other method for that distribution as it deems equitable and appropriate, including the sale of the property, at a place or places and upon terms that it may deem equitable and appropriate, and distribution of the net proceeds from that sale to the holders.

No distribution will be made in respect of any depositary share to the extent that it represents any preferred stock converted into excess stock.

Liquidation Preference

In the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of each depositary share will be entitled to the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the prospectus supplement.

Redemption

If the series of preferred stock represented by the applicable series of depositary shares is redeemable, those depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preferred stock held by the depositary. Whenever the Company redeems any preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the redeemed preferred stock. The depositary will mail the notice of redemption to the record holders of the depositary shares promptly upon receipt of notice from the Company and not less than 30 nor more than 60 days prior to the date fixed for redemption of the preferred stock and the depositary shares.

Voting

Promptly upon receipt of notice of any meeting at which the holders of the series of preferred stock represented by the applicable series of depositary shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts as of the record date for the meeting. Each record holder of depositary receipts will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by the record holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the preferred stock represented by depositary shares in accordance with those instructions, and the Company will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting any of the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the principal office of the depositary, upon payment of any unpaid amount due the depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by the depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock that is withdrawn will not thereafter be entitled to deposit their shares under the deposit agreement or to receive depositary receipts evidencing their depositary shares.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time and from time to time be amended by agreement between the Company and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than any change in fees, will not be effective unless that amendment has been approved by at least a majority of the depositary shares then outstanding. No amendment to the deposit agreement may impair the right, subject to the terms of the deposit agreement, of any owner of any depositary shares to surrender the depositary receipt evidencing its depositary shares with instructions to the depositary to deliver to the holder the preferred stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

The deposit agreement will be permitted to be terminated by the Company upon not less than 30 days’ prior written notice to the applicable depositary if:

•	termination is necessary to preserve the Company’s qualification as a REIT, or

•	a majority of each series of preferred stock affected by termination consents to termination,

whereupon the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by that holder, the number of whole or fractional shares of preferred stock as is represented by the depositary shares evidenced by those depositary receipts together with any other property held by the depositary with respect to those depositary receipts.

The Company will agree that if the deposit agreement is terminated to preserve its qualification as a REIT, then the Company will use its best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange.

In addition, the deposit agreement will automatically terminate if:

•	all outstanding depositary shares thereunder shall have been redeemed;

•	there shall have been a final distribution in respect of the related preferred stock in connection with any liquidation, dissolution or winding up of the Company and that distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing that preferred stock; or

•	each share of the related preferred stock shall have been converted into stock of the Company not represented by depositary shares.

Charges of Depositary

The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay charges of the depositary in connection with the initial deposit of the preferred stock and initial issuance of the depositary shares, and redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other charges as are provided in the deposit agreement to be for their accounts. In certain circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and sell the depositary shares evidenced by those depositary receipts if those charges are not paid.

Miscellaneous

The depositary will forward to the holders of depositary receipts all reports and communications from the Company that are delivered to the depositary and that the Company is required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at other places as it may from time to time deem advisable, any reports and communications received from the Company that are received by the depositary as the holder of preferred stock.

Neither the depositary nor the Company assumes any obligation or will be subject to any liability under the deposit agreement to holders of depositary receipts other than for its negligence or willful misconduct. Neither the depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of the Company and the depositary under the deposit agreement will be limited to performance in good faith of their duties under the deposit agreement, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. The Company and the depositary may rely on written advice of counsel or accountants, on information provided by holders of the depositary receipts or other persons believed in good faith to be competent to give that information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

In the event the depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and the Company, on the other hand, the depositary shall be entitled to act on those claims, requests or instructions received from the Company.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of that appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $150,000,000.

Federal Income Tax Consequences

Owners of depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the preferred stock represented by depositary shares. Accordingly, those owners will be entitled to take into account, for federal income tax purposes, income and deductions to which they would be entitled if they were holders of the preferred stock. In addition,

•	no gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares,

•	the tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon exchange, be the same as the aggregate tax basis of the depositary shares exchanged therefor and

•	the holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which that person owned those depositary shares.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be issued under an indenture, dated as of May 13, 1997, between the Operating Partnership and U.S. Bank National Association (formerly known as First Trust National Association), as trustee, which has been incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, subject to such amendments or supplements as may be adopted from time to time. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended. The statements made under this heading relating to the debt securities and the indenture are summaries only, do not purport to be complete and are qualified in their entirety by reference to the debt securities and the indenture. All material terms of the debt securities and the indenture, other than those disclosed in the applicable prospectus supplement, are described in this prospectus.

Terms

General. The debt securities will be direct unsecured obligations of the Operating Partnership. The indebtedness represented by the debt securities will rank equally with all other unsecured and unsubordinated indebtedness of the Operating Partnership. No partner of the Operating Partnership, whether limited or general, including the Company, has any obligation for the payment of principal of, or premium, if any, or interest, if any, on, or any other amount with respect to, the debt securities. The particular terms of the debt securities offered by a prospectus supplement, including any applicable federal income tax considerations, will be described in the applicable prospectus supplement, along with any applicable modifications of or additions to the general terms of the debt securities as described in this prospectus and in the indenture. For a description of the terms of any series of debt securities, you should read both the prospectus supplement relating to the debt securities and the description of the debt securities in this prospectus.

Except as set forth in any prospectus supplement, the debt securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time by the Operating Partnership or as set forth in the indenture or in one or more supplemental indentures to the indenture. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuance of additional debt securities of such series.

The indenture provides that the Operating Partnership may, but need not, designate more than one trustee, each with respect to one or more series of debt securities. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to the series. In the event that two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee. In that event and except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indenture.

The following summaries set forth general terms and provisions of the indenture and the debt securities. The prospectus supplement relating to the applicable series of debt securities will contain further terms of the debt securities, including the following specific terms:

•	The title of the debt securities;

•	The aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

•	The price, expressed as a percentage of the principal amount thereof, at which the debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of maturity;

•	The date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

•	The rate or rates, which may be fixed or variable, or the method by which the rate or rates shall be determined, at which the debt securities will bear interest, if any;

•	The date or dates, or the method for determining the date or dates, from which any interest will accrue, the dates on which any interest will be payable, the record dates for interest payment dates, or the method by which the dates shall be determined, the persons to whom the interest will be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

•	The place or places where the principal of and premium or make-whole amount, if any, and interest, if any, on the debt securities will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon the Operating Partnership in respect of the debt securities and the indenture may be served;

•	The period or periods, if any, within which, the price or prices at which, and the other terms and conditions upon which, the debt securities may, under any optional or mandatory redemption provisions, be redeemed, as a whole or in part, at the option of the Operating Partnership;

•	The obligation, if any, of the Operating Partnership to redeem, repay or purchase the debt securities under any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which, and the other terms and conditions upon which, the debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

•	If other than U.S. dollars, the currency or currencies in which the debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

•	Whether the amount of payments of principal of and premium or make-whole amount, if any, including any amount due upon redemption, if any, or interest, if any, on the debt securities may be determined with reference to an index, formula or other method, which index, formula or method may, but need not, be based on the yield on or trading price of other securities, including United States Treasury securities, or on a currency, currencies, currency unit or units, or composite currency or currencies, and the manner in which such amounts shall be determined;

•	Whether the principal of and premium or make-whole amount, if any, or interest on the debt securities of the series are to be payable, at the election of the Operating Partnership or a holder of debt securities, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which the debt securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, that election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are denominated or stated to be payable and the currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are to be so payable;

•	Provisions, if any, granting special rights to the holders of debt securities of the series upon the occurrence of such events as may be specified;

•	Any deletions from, modifications of or additions to the events of default or covenants of the Operating Partnership with respect to debt securities of the series, whether or not such events of default or covenants are consistent with the events of default or covenants described herein;

•	Whether and under what circumstances the Operating Partnership will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether the Operating Partnership will have the option to redeem the debt securities in lieu of making such payment;

•	Whether debt securities of the series are to be issuable as registered securities, bearer securities (with or without coupons) or both, any restrictions applicable to the offer, sale or delivery of bearer securities and the terms upon which bearer securities of the series may be exchanged for registered securities of the series and vice versa, if permitted by applicable laws and regulations, whether any debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may exchange such interests for debt securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the indenture, and, if registered securities of the series are to be issuable as a global security, the identity of the depository for such series;

•	The date as of which any bearer securities of the series and any temporary global security representing outstanding debt securities of the series shall be dated if other than the date of original issuance of the first security of the series to be issued;

•	The person to whom any interest on any registered security of the series shall be payable, if other than the person in whose name that security, or one or more predecessor securities, is registered at the close of business on the regular record date for such interest, the manner in which, or the person to whom, any interest on any bearer security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary global security on an interest payment date will be paid if other than in the manner provided in the indenture;

•	Whether the debt securities will be issued in certificated or book-entry form;

•	The applicability, if any, of the defeasance and covenant defeasance provisions of the indenture to the debt securities of the series;

•	If the debt securities of the series are to be issuable in definitive form, whether upon original issue or upon exchange of a temporary security of the series, only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of the certificates, documents or conditions; and

•	Any other terms of the series, not inconsistent with the Trust Indenture Act of 1939, as amended.

If so provided in the applicable prospectus supplement, the debt securities may be issued at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. In such cases, all material U.S. federal income tax, accounting and other considerations applicable to such original issue discount securities will be described in the applicable prospectus supplement.

Except as may be set forth in any prospectus supplement, the indenture does not contain any provisions that would limit the ability of the Operating Partnership to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving the Operating Partnership or in the event of a change of control. Restrictions on ownership and transfers of the common stock and preferred stock of the Company under its charter are designed to preserve the Company’s qualification as a REIT and, therefore, may act to prevent or hinder a change of control. See “Restrictions on Transfers of Capital Stock.” Reference is made to the applicable prospectus supplement for information with respect to any deletions from, modifications of, or additions to, the events of default or covenants of the Operating Partnership that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Denomination, Interest, Registration and Transfer

Unless otherwise provided in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples thereof. Where debt securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special U.S. federal income tax considerations, applicable to those debt securities and to payment on and transfer and exchange of those debt securities will be described in the applicable prospectus supplement. Bearer debt securities will be transferable by delivery.

Unless otherwise provided in the applicable prospectus supplement, any interest not punctually paid or duly provided for on any interest payment date with respect to a debt security in registered form, or “defaulted interest,” will immediately cease to be payable to the holder on the applicable regular record date and may either be paid to the person in whose name the debt security is registered at the close of business on a special record date for the payment of the defaulted interest to be fixed by the trustee, in which case notice thereof shall be given to the holder of the debt security not less than 10 days prior to the special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which such debt securities are listed, all as more completely described in the indenture.

Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series will be exchangeable for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and tenor upon surrender of the debt securities at the corporate trust office of the applicable trustee or at the office of any transfer agent designated by the Operating Partnership for such purpose. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer or exchange thereof at the corporate trust office of the applicable trustee or at the office of any transfer agent designated by the Operating Partnership for that purpose. Every debt security in registered form surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer, and the person requesting that action must provide evidence of title and identity satisfactory to the applicable trustee or transfer agent. No service charge will be made for any registration of transfer or exchange of any debt securities, but the Operating Partnership may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If the applicable prospectus supplement refers to any transfer agent, in addition to the applicable trustee, initially designated by the Operating Partnership with respect to any series of debt securities, the Operating Partnership may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Operating Partnership will be required to maintain a transfer agent in each place of payment for that series. The Operating Partnership may at any time designate additional transfer agents with respect to any series of debt securities.

Neither the Operating Partnership nor any trustee shall be required to:

•	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the selection of any debt securities for redemption and ending at the close of business on

•	if the debt securities are issuable only as registered securities, the day of the mailing of the relevant notice of redemption, and

•	if the debt securities are issuable as bearer securities, the day of the first publication of the relevant notice of redemption or, if the debt securities are also issuable as registered securities and there is no publication, the mailing of the relevant notice of redemption;

•	register the transfer of or exchange any debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part;

•	exchange any bearer security selected for redemption except that, to the extent provided with respect to the bearer security, the bearer security may be exchanged for a registered security of that series and of like tenor, provided that the registered security shall be simultaneously surrendered for redemption; or

•	issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be so repaid.

Payment in respect of debt securities in bearer form will be made in the currency and in the manner designated in the applicable prospectus supplement, subject to any applicable laws and regulations, at such paying agencies outside the United States as the Operating Partnership may appoint from time to time. The paying agents outside the United States, if any, initially appointed by the Operating Partnership for a series of debt securities will be named in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, the Operating Partnership may at any time designate additional paying agents or rescind the designation of any paying agents, except that:

•	if debt securities of a series are issuable in registered form, the Operating Partnership will be required to maintain at least one paying agent in each place of payment for such series, and

•	if debt securities of a series are issuable in bearer form, the Operating Partnership will be required to maintain at least one paying agent in a place of payment outside the United States where debt securities of such series and any coupons appertaining thereto may be presented and surrendered for payment.

Merger, Consolidation or Sale of Assets

The indenture provides that the Operating Partnership may, without the consent of the holders of any outstanding debt securities, consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity, except that:

•	either the Operating Partnership shall be the continuing entity, or the successor entity, if other than the Operating Partnership, formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets, shall be organized under the laws of any domestic jurisdiction and shall expressly assume the Operating Partnership’s obligations to pay principal of and premium or make-whole amount, if any, and interest on all of the debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the indenture;

•	immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of the Operating Partnership or any subsidiary as a result thereof as having been incurred by the Operating Partnership or such subsidiary at the time of such transaction, no event of default under the indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

•	an officers’ certificate and legal opinion covering those conditions shall be delivered to each trustee.

Certain Covenants

The applicable prospectus supplement will describe any material covenants in respect of a series of debt securities that are not described in this prospectus. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will include the following covenants of the Operating Partnership:

Existence. Except as permitted under “— Merger, Consolidation or Sale of Assets,” the indenture requires the Operating Partnership to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises; provided, however, that the Operating Partnership shall not be required to preserve any right or franchise if it determines that its preservation is no longer desirable in the conduct of its business.

Maintenance of properties. The indenture requires the Operating Partnership to cause all of its material properties used or useful in the conduct of its business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and to cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Operating Partnership may be necessary so that the business carried on may be properly and advantageously conducted at all times; provided, however, that the Operating Partnership and its subsidiaries shall not be prevented from selling or otherwise disposing of their properties for value in the ordinary course of business.

Insurance. The indenture requires the Operating Partnership to cause each of its and its subsidiaries’ insurable properties to be insured against loss or damage in an amount at least equal to their then full insurable value with insurers of recognized responsibility. If described in the applicable prospectus supplement, such insurer will be required to have a specified rating from a recognized insurance rating service.

Payment of taxes and other claims. The indenture requires the Operating Partnership to pay or discharge or cause to be paid or discharged, before the same shall become delinquent,

•	all taxes, assessments and governmental charges levied or imposed upon it or any subsidiary or upon the income, profits or property of the Operating Partnership or any subsidiary; and

•	all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Operating Partnership or any subsidiary;

provided, however, that the Operating Partnership shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith.

Events of Default, Notice and Waiver

Unless otherwise provided in the applicable prospectus supplement, the indenture provides that the following events are “events of default” with respect to any series of debt securities issued thereunder:

(1) default in the payment of any interest on any debt security of such series, when such interest becomes due and payable, that continues for a period of 30 days;

(2) default in the payment of the principal of, or premium or make-whole amount, if any, on, any debt security of such series when due and payable;

(3) default in making any sinking fund payment as required for any debt security of such series;

(4) default in the performance, or breach, of any other covenant or warranty of the Operating Partnership in the indenture with respect to the debt securities of such series and continuance of such default or breach for a period of 60 days after written notice as provided in the indenture;

(5) default under any bond, debenture, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Operating Partnership, or by any subsidiary the repayment of which the Operating Partnership has guaranteed or for which the Operating Partnership is directly responsible or liable as obligor or guarantor, having an aggregate principal amount outstanding of at least $10,000,000, whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after written notice to the Operating Partnership as provided in the indenture;

(6) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Operating Partnership or any significant subsidiary; and

(7) any other event of default provided with respect to a particular series of debt securities.

The term “significant subsidiary” has the meaning ascribed to that term in Regulation S-X promulgated under the Securities Act.

If an event of default under the indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then in every such case the applicable trustee or the holders of not less than 25% in principal amount of the debt securities of that series will have the right to declare the principal amount of, or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof, and premium or make-whole amount, if any, on, all the debt securities of that series to be due and payable immediately by written notice thereof to the Operating Partnership, and to the applicable trustee if given by the holders; provided that in the case of an event of default described under the sixth clause of the preceding paragraph, acceleration is automatic. However, at any time after such a declaration of acceleration with respect to debt securities of the series has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of outstanding debt securities of the series may rescind and annul such declaration and its consequences if:

•	the Operating Partnership shall have deposited with the applicable trustee all required payments of the principal of, and premium or make-whole amount, if any, and interest on the debt securities of the series, plus certain fees, expenses, disbursements and advances of the applicable trustee, and

•	all events of default, other than the non-payment of accelerated principal of, or a specified portion thereof, and the premium or make-whole amount, if any, on, debt securities of the series have been cured or waived as provided in the indenture.

The indenture also provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to such series and its consequences, except a default:

•	in the payment of the principal of, or premium or make-whole amount, if any, or interest on, any debt security of the series, or

•	in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby.

The indenture requires each trustee to give notice to the holders of debt securities within 90 days of a default under the indenture unless such default shall have been cured or waived; provided, however, that the trustee may withhold notice to the holders of any series of debt securities of any default with respect to the series, except a default in the payment of the principal of, or premium or make-whole amount, if any, or interest on, any debt security of the series or in the payment of any sinking fund installment in respect of any debt security of, the series if specified responsible officers of the trustee determine in good faith that such withholding is in the interest of such holders.

The indenture provides that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the applicable trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of the series, as well as an offer of indemnity reasonably satisfactory to it. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and premium or make-whole amount, if any, and interest on, the debt securities at their respective due dates or redemption dates.

The indenture provides that, subject to provisions in the indenture relating to its duties in case of default, a trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless such holders shall have offered to the trustee thereunder reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series, or of all debt securities then outstanding under the indenture, as the case may be, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which is in conflict with any law or the indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining therein.

Within 120 days after the close of each fiscal year, the Operating Partnership is required to deliver to each trustee a certificate, signed by one of several specified officers of the Company, stating whether or not such officer has knowledge of any default under the indenture and, if so, specifying each default and the nature and status thereof.

Modification of the Indenture

Modifications and amendments of the indenture are permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under the indenture affected by such modification or amendment. However, no modification or amendment may, without the consent of the holder of each such debt security affected thereby,

•	change the stated maturity of the principal of, or any installment of interest, or premium or make-whole amount, if any, on, any debt security;

•	reduce the principal amount of, or the rate or amount of interest on, or any premium or make-whole amount payable on redemption of, any such debt security, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any debt security;

•	change the place of payment, or the coin or currency, for payment of principal of or premium or make-whole amount, if any, or interest on any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

•	reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the indenture; or

•	modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of the debt security.

The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, compliance by the Operating Partnership with certain restrictive covenants of the indenture.

Modifications and amendments of the indenture are permitted to be made by the Operating Partnership and the respective trustee thereunder without the consent of any holder of debt securities for any of the following purposes:

•	to evidence the succession of another person to the Operating Partnership as obligor under the indenture;

•	to add to the covenants of the Operating Partnership for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon the Operating Partnership in the indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•	to add or change any provisions of the indenture to facilitate the issuance of, or to liberalize certain terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•	to change or eliminate any provisions of the indenture, provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any series created prior thereto that are entitled to the benefit of such provision;

•	to secure the debt securities;

•	to establish the form or terms of debt securities of any series;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to cure any ambiguity, defect or inconsistency in the indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series issued under the indenture in any material respect; or

•	to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of the debt securities, provided that such action shall not adversely affect the interests of the holders of the outstanding debt securities of any series in any material respect.

The indenture provides that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of debt securities,

•	the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof,

•	the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date of the debt security, of the principal amount of the debt security, or, in the case of an original issue discount security, the U.S. dollar equivalent on the issue date of the debt security of the amount determined as provided in the subparagraph immediately above,

•	the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided with respect to such indexed security pursuant to the indenture, and

•	debt securities owned by the Operating Partnership or any other obligor upon the debt securities or any affiliate of the Operating Partnership or of such other obligor shall be disregarded.

The indenture contains provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by the Operating Partnership or the holders of at least 25% in principal amount of the outstanding debt securities of the series, in any case upon notice given as provided in the indenture. Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series. However, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken at the meeting with respect to a consent or waiver that may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding debt securities of the series will constitute a quorum.

Notwithstanding the foregoing provisions, the indenture provides that if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver and other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected thereby, or of the holders of such series and one or more additional series:

•	there shall be no minimum quorum requirement for such meeting; and

•	the principal amount of the outstanding debt securities of the series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise provided in the applicable prospectus supplement, the Operating Partnership will be permitted, at its option, to discharge certain obligations to holders of any series of debt securities issued under the indenture that have not already been delivered to the applicable trustee for cancellation and that either have become due and payable or will become due and payable within one year, or scheduled for redemption within one year, by irrevocably depositing with the applicable trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are payable in an amount sufficient to pay the entire indebtedness on the debt securities in respect of principal, and premium or make-whole amount, if any, and interest to the date of such deposit, if the debt securities have become due and payable, or to the stated maturity or redemption date, as the case may be.

The indenture provides that, unless otherwise provided in the applicable prospectus supplement, the Operating Partnership may elect either

•	to defease and be discharged from any and all obligations with respect to the debt securities, except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on the debt securities and the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities, and to hold moneys for payment in trust, or “defeasance,” or

•	to be released from certain obligations with respect to the debt securities under the indenture, including the restrictions described under “— Certain Covenants” or, if provided in the applicable prospectus supplement, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to the debt securities, or “covenant defeasance,”

in either case upon the irrevocable deposit by the Operating Partnership with the applicable trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are payable at stated maturity, or government obligations as defined below, or both, applicable to the debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of and premium or make-whole amount, if any, and interest on the debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

Such a trust will only be permitted to be established if, among other things, the Operating Partnership has delivered to the applicable trustee an opinion of counsel, as specified in the indenture, to the effect that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling received from the Internal Revenue Service (the “IRS”) or a change in applicable U.S. federal income tax law occurring after the date of the indenture. In the event of such defeasance, the holders of the debt securities would thereafter be able to look only to such trust fund for payment of principal, and premium or make-whole amount, if any, and interest.

“Government obligations” means securities that are

•	direct obligations of the United States or the government which issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged, or

•	obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States or such government which issued the foreign currency in which the debt securities of the series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such government obligation or a specific payment of interest on or principal of any such government obligation held by such custodian for the account of the holder of a depository receipt, provided that, except as required by law, the custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the government obligation or the specific payment of interest on or principal of the government obligation evidenced by such depository receipt.

Unless otherwise provided in the applicable prospectus supplement, if after the Operating Partnership has deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series,

•	the holder of a debt security of the series is entitled to, and does, elect pursuant to the indenture or the terms of the debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of the debt security, or

•	a conversion event, as defined below, occurs in respect of the currency, currency unit or composite currency in which such deposit has been made,

the indebtedness represented by the debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of and premium or make-whole amount, if any, and interest on the debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of the debt security into the currency, currency unit or composite currency in which the debt security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate.

“Conversion event” means the cessation of use of

•	a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community,

•	the Euro both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities or

•	any currency unit or composite currency other than the Euro for the purposes for which it was established.

Unless otherwise provided in the applicable prospectus supplement, all payments of principal of and premium or make-whole amount, if any, and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars.

In the event the Operating Partnership effects covenant defeasance with respect to any debt securities and the debt securities are declared due and payable because of the occurrence of any event of default, other than the event of default described in clause (4) under “— Events of Default, Notice and Waiver” with respect to specified sections of the indenture, which sections would no longer be applicable to the debt securities, or described in clause (7) under “— Events of Default, Notice and Waiver” with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which the debt securities are payable, and government obligations on deposit with the applicable trustee, will be sufficient to pay amounts due on the debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from such event of default. However, the Operating Partnership would remain liable to make payment of those amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

No Conversion Rights

The debt securities will not be convertible into or exchangeable for any capital stock of the Company or equity interest in the Operating Partnership.

Global Securities

The debt securities of a series may be issued in whole or in part in book-entry form consisting of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the series. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the applicable prospectus supplement relating to the series.

The Trustee

U.S. Bank National Trust is the trustee under the indenture. From time to time, we have and may in the future enter into other transactions with the trustee.

Payment and Paying Agents

Unless otherwise provided in the applicable prospectus supplement, the principal of, and applicable premium or make-whole amount, if any, and interest on, any series of debt securities will be payable at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. However, at the option of the Operating Partnership, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for the debt securities or by wire transfer of funds to such person at an account maintained within the United States.

All moneys paid by the Operating Partnership to a paying agent or a trustee for the payment of the principal of or any premium, make-whole amount or interest on any debt security which remain unclaimed at the end of two years after such principal, premium, make-whole amount or interest has become due and payable will be repaid to the Operating Partnership, and the holder of the debt security thereafter may look only to the Operating Partnership for payment thereof.

CERTAIN PROVISIONS OF MARYLAND LAW AND THE

COMPANY’S CHARTER AND BYLAWS

The following summary of certain provisions of Maryland law is not complete and is qualified by reference to Maryland law and our charter and bylaws, which are incorporated by reference to the registration statement of which this prospectus is a part.

Business Combinations

Under the MGCL, certain “business combinations” (as defined in the MGCL) between a Maryland corporation and an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder became an interested stockholder. Under the MGCL, an “interested stockholder” includes a person (other than the corporation or any subsidiary) who is:

•	the beneficial owner, directly or indirectly, of 10 percent or more of the voting power of the outstanding voting stock of the corporation after the date on which the corporation had 100 or more beneficial owners of its stock; or

•	is an affiliate or associate of the corporation and was the beneficial owner, directly or indirectly, of 10 percent or more of the voting power of the then outstanding stock of the corporation (i) at any time within the two-year period immediately prior to the date in question, and (ii) after the date on which the corporation had 100 or more beneficial owners of its stock.

Business combinations for the purposes of the preceding paragraph are defined by the MGCL to include certain mergers, consolidations, share exchanges and asset transfers, some issuances and reclassifications of equity securities, the adoption of a plan of liquidation or dissolution or the receipt by an interested stockholder or its affiliate of any loan advance, guarantee, pledge or other financial assistance or tax advantage provided by the Company. After the five-year moratorium period, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation voting together as a single group; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than voting stock held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or by any affiliate or associate of the interested stockholder voting together as a single voting group.

The super-majority vote requirements will not apply if, among other things, the corporation’s stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the most recent time that the interested stockholder becomes an interested stockholder.

Control Share Acquisitions

The MGCL provides that “control shares” (as defined in the MGCL) of a Maryland corporation acquired in a “control share acquisition” (as defined in the MGCL) have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiring person (meaning the person who makes or proposes to make a control share acquisition) or by officers of the corporation or directors who are also employees of the corporation. “Control shares” are voting shares of stock that, if aggregated with all other shares of stock previously acquired by that person, would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third,

•	one-third or more but less than a majority, or

•	a majority or more of all voting power.

Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of ownership of or power to direct the voting power of issued and outstanding control shares, subject to certain exceptions.

An acquiring person may compel the board of directors, upon satisfaction of certain conditions, including an undertaking to pay certain expenses, to call a special meeting of stockholders to be held within 50 days after receiving a demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any meeting of stockholders.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the MGCL, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares, except those for which voting rights have previously been approved. The corporation’s redemption of the control shares will be for fair value determined, without regard to the absence of voting rights, as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of the control shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiring person becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of the appraisal rights may not be less than the highest price per share paid in the control share acquisition. Certain limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to:

•	shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction;or

•	acquisitions approved or exempted by our charter or bylaws.

Our bylaws contain a provision exempting any and all acquisitions of our shares of capital stock from the control share provisions of the MGCL. There can be no assurance that this bylaw provision will not be amended or eliminated in the future.

Title 3, Subtitle 8 of the MGCL

Subtitle 8 of Title 3 of the MGCL allows Maryland corporations with a class of equity securities registered under the Securities Exchange Act of 1934 (the “Exchange Act”) to elect to be governed by all or any part of certain Maryland law provisions relating to extraordinary actions and unsolicited takeovers. The election to be governed by one or more of these provisions can be made by a Maryland corporation in its charter or bylaws or by resolution adopted by the board of directors so long as the corporation has at least three directors who, at the time of electing to be subject to the provisions, are not:

•	officers or employees of the corporation;

•	persons seeking to acquire control of the corporation;

•	directors, officers, affiliates or associates of any person seeking to acquire control; or

•	nominated or designated as directors by a person seeking to acquire control.

Subtitle 8 provides that a Maryland corporation can elect to be subject to all or any portion of the following provisions notwithstanding any contrary provisions contained in its existing charter or bylaws:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the majority vote of the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred; or

•	a majority requirement for the calling of a special meeting of stockholders.

Through provisions in our charter and bylaws unrelated to Subtitle 8, we currently vest in our board of directors the exclusive power to fix the number of directorships and require, unless called by the Chairman of our board of directors, our President or a majority of the board of directors, the request of stockholders entitled to cast a majority of all votes entitled to be cast to call a special meeting.

Restrictions on Ownership

For the Company to qualify as a REIT under the Code, not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code to include certain entities, during the last half of a taxable year. For the purpose, among others, of assisting the Company in meeting this requirement, we may from time to time take certain actions to limit the beneficial ownership, directly or indirectly, by individuals of our outstanding equity securities. See “Restrictions on Transfer of Capital Stock.”

Amendment of Charter

Our charter may be amended only by the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter, except that the affirmative vote of a majority of the board of directors is required to change the name of the Company or change the name or other designation or the par value of any class or series of stock of the Company and the aggregate par value of the stock of the Company.

Meetings of Stockholders

Our bylaws provide for annual meetings of stockholders to be held on such date and time as may be established from time to time by our board of directors. Special meetings of stockholders may be called by:

•	our Chairman of the Board or our President;

•	a majority of the board of directors; or

•	stockholders holding at least a majority of our outstanding capital stock entitled to vote at the meeting.

Our bylaws provide that any stockholder of record wishing to nominate a director or have a stockholder proposal considered at an annual meeting must provide written notice and certain supporting documentation to the Company relating to the nomination or proposal not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date of the Company’s proxy statement in connection with the previous year’s annual meeting of stockholders (the “Anniversary Date”). In the event that the annual meeting of stockholders is advanced or delayed by more than 30 calendar days from the anniversary of the previous year’s annual meeting, stockholders generally must provide written notice within 10 calendar days after the date on which notice of the meeting is mailed to stockholders or the date the meeting is publicly disclosed.

The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about the qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our board of directors any power to disapprove stockholder nominations for the election of directors or proposals for action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal. Our bylaws may have those effects without regard to whether consideration of the nominees or proposal might be harmful or beneficial to us and our stockholders.

Exclusive Forum Provision

Our bylaws provide that, unless the Company consents in writing to the selection of an alternate forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of any duty owed by any director, officer or other employee of the Company to the Company or its stockholders, (c) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the MGCL or the Company’s charter or bylaws or (d) any action asserting a claim against the Company or any director or officer or other employee of the Company that is governed by the internal affairs doctrine shall be the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division.

RESTRICTIONS ON TRANSFER OF CAPITAL STOCK

For the Company to qualify as a REIT under the Code, among other things, not more than 50% in value of its outstanding capital stock may be owned, actually or by attribution, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. Our capital stock must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter tax year. See “Certain U.S. Federal Income Tax Considerations.” For various purposes, including to ensure that we remain a qualified REIT, our charter, subject to certain exceptions, provides that no person (or group, as declared in Section 13(d) of the Exchange Act) may own, or be deemed to own by virtue of the attribution provisions of the Code, more than an aggregate of 9.8% of our total capital stock, or more than 9.8% of either our common stock or our preferred stock, as a class. Any transfer of capital stock or any security convertible into capital stock that would create a direct or indirect ownership of capital stock in excess of the ownership limit or that would result in our disqualification as a REIT, including any transfer that results in the capital stock being owned by fewer than 100 persons or results in us being “closely held” within the meaning of Section 856(h) of the Code, shall be null and void, and the intended transferee will acquire no rights to the capital stock.

Capital stock owned, or deemed to be owned, or transferred to a stockholder in excess of the ownership limit will automatically constitute shares of “excess stock,” as defined in our Charter, that will be transferred, by operation of law, to a trust for the exclusive benefit of one or more charitable organizations selected by our board of directors. The trustee of the charitable trust will have the right to vote the shares while the excess stock is held in trust, and any dividend or distribution payable with respect to the excess stock will be paid to the trustee of the charitable trust.

In addition, we will have the right, for a period of 90 days after the later of the date of any event that resulted in excess stock or the date on which the board of directors determines that such an event has occurred, to purchase all or any portion of the excess stock from the original stockholder at the lesser of the price paid for the capital stock by the original stockholder (or, in the case of a transfer without value or an event other than a transfer that results in excess stock, the market price on the date of such event) and the market price of the capital stock on the date we exercise our option to purchase, as determined in the manner set forth in our charter. The 90-day period begins on the date of the violative event if the original stockholder gives notice to us of the event or, if no such notice is given, the date the board of directors determines that a violative event has occurred. We may also direct the trustee to transfer the shares to a third party whose ownership would not violate our restrictions on transfer. For this transfer, proceeds would be distributed in a manner comparable to the distribution of proceeds from a Company purchase.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material U.S. federal income tax consequences relating to the purchase, ownership, and disposition of common stock and preferred stock of the Company, as well as considerations regarding our qualification and taxation as a REIT and does not purport to deal with U.S. federal income tax consequences to investors who purchase debt securities of the Operating Partnership (which consequences will be described in the applicable prospectus supplement).

This summary is for general information only and is not tax advice. This discussion is based on the Code, Treasury regulations and administrative and judicial interpretations thereof, all as in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to holders subject to special treatment under the U.S. federal income tax laws, such as dealers in securities, insurance companies, tax-exempt entities (except as described herein), persons who receive their stock as compensation for services, expatriates, persons subject to the alternative minimum tax, financial institutions and partnerships or other pass-through entities. This section applies only to holders of securities who hold such securities as capital assets within the meaning of Section 1221 of the Code. This summary does not discuss any state, local or foreign tax consequences associated with the ownership, sale or other disposition of the securities or our election to be taxed as a REIT.

You are urged to consult your tax advisors regarding the specific tax consequences to you of:

•	the acquisition, ownership and/or sale or other disposition of the common stock or preferred stock offered under this prospectus, including the federal, state, local, foreign and other tax consequences;

•	our election to be taxed as a REIT for U.S. federal income tax purposes; and

•	potential changes in the applicable tax laws.

Taxation of the Company as a REIT

For purposes of this discussion, references to “us,” “our, or “we,” and any similar terms, refer to First Industrial Realty Trust, Inc. This section is a summary of the material U.S. federal income tax matters of general application pertaining to REITs under the Code. This discussion is based upon current law, which is subject to change, possibly on a retroactive basis. The provisions of the Code pertaining to REITs are highly technical and complex and sometimes involve mixed questions of fact and law.

In the opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP:

•	commencing with our taxable year ended December 31, 1994, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code; and

•	our current and proposed method of operation (as represented by us to Barack Ferrazzano Kirschbaum & Nagelberg LLP in a written certificate) will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code.

Barack Ferrazzano Kirschbaum & Nagelberg LLP’s opinion is based on various assumptions and is conditioned upon certain representations made by us as to factual matters with respect to us and certain partnerships, limited liability companies and corporations through which we hold substantially all of our assets. Moreover, our qualification and taxation as a REIT depends upon our ability to meet, as a matter of fact, through actual annual operating results, distribution levels, diversity of stock ownership and various other qualification tests imposed under the Code, as discussed below, the results of which will not be reviewed by Barack Ferrazzano Kirschbaum & Nagelberg LLP. No assurance can be given that the actual results of our operations for any particular taxable year will satisfy those requirements.

So long as we qualify for taxation as a REIT, we generally will not be subject to U.S. federal corporate income tax on our net ordinary taxable income that we distribute currently to our stockholders. This treatment substantially eliminates “double taxation” (that is, taxation at both the corporate and stockholder levels) that generally results from an investment in a regular corporation. However, we will be subject to U.S. federal income tax as follows:

1. We will be taxed at regular U.S. federal corporate income tax rates on any undistributed “REIT taxable income.” REIT taxable income is the taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid;

2. Under some circumstances, we may be subject to the “alternative minimum tax” on our items of tax preference;

3. If we have net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business or other nonqualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on this income;

4. Our net income from “prohibited transactions” will be subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property;

5. If we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a tax equal to the gross income attributable to the greater of either (1) the amount by which we fail the 75% gross income test for the taxable year or (2) the amount by which we fail the 95% gross income test for the taxable year, multiplied by a fraction intended to reflect our profitability;

6. If we fail to satisfy any of the REIT asset tests, as described below, other than a failure by a de minimis amount of the 5% or 10% asset tests, as described below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the product of (x) the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests and (y) the highest U.S. federal income tax rate then applicable to U.S. corporations;

7. If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure;

8. We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “— Requirements for qualification as a REIT”;

9. We will be subject to a 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which U.S. federal income tax was paid, if we fail to distribute during each calendar year at least the sum of 85% of our REIT ordinary income for the year, 95% of our REIT capital gain net income for the year, and any undistributed taxable income from prior taxable years;

10. We will be subject to a 100% penalty tax on some payments we receive (or on certain expenses deducted by a taxable REIT subsidiary) if arrangements among us, our tenants, and/or our taxable REIT subsidiaries are not comparable to similar arrangements among unrelated parties;

11. If we should acquire any asset from a “C” corporation in a carry-over basis transaction and we subsequently recognize gain on the disposition of such asset during a period of up to ten (10) years beginning on the date on which we acquired the asset, then, to the extent of any built-in gain, such gain may be subject to tax at the highest regular corporate tax rate. Built-in gain means the excess of (1) the fair market value of the asset as of the beginning of the applicable recognition period over (2) the adjusted basis in such asset as of the beginning of such recognition period;

12. We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would: (1) include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, (2) be deemed to have paid the tax that we paid on such gain and (3) be allowed a credit for its proportionate share of the tax deemed to have been paid with an adjustment made to increase the stockholders’ basis in our stock; and

13. We may have subsidiaries or own interests in other lower-tier entities that are “C” corporations that will jointly elect, with us, to be treated as a taxable REIT subsidiary, the earnings of which would be subject to U.S. federal corporate income tax.

No assurance can be given that the amount of any such U.S. federal income taxes will not be substantial. In addition, we and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local, and foreign income, franchise, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

To qualify as a REIT, we must have met and continue to meet the requirements, discussed below, relating to our organization, the sources of our gross income, the nature of our assets, and the level of distributions to our stockholders.

The Code requires that a REIT be a corporation, trust, or association:

1.	which is managed by one or more trustees or directors;

2.	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

3.	which would be taxable as a domestic corporation but for compliance with the REIT requirements;

4.	which is neither a financial institution nor an insurance company under the Code;

5.	the beneficial ownership of which is held by 100 or more persons;

6.	at any time during the last half of each taxable year not more than 50% in value of the outstanding stock or shares of beneficial interest of which is owned, directly or indirectly through the application of attribution rules, by or for five or fewer individuals (as defined in the Code to include tax-exempt entities other than, in general, qualified domestic pension funds);

7.	which meets other tests, described below, regarding the nature of its income and assets and distribution requirements; and

8.	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked.

The Code provides that the first four conditions above must be met during the entire taxable year and that the fifth condition must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. A corporation may not elect to become a REIT unless its taxable year is a calendar year.

To qualify as a REIT, we also cannot have at the end of any taxable year any undistributed earnings and profits that are attributable to a non-REIT taxable year. We do not believe that we have any non-REIT earnings and profits and believe that we therefore satisfy this requirement.

We have issued sufficient shares to enough holders to allow us to satisfy the requirement set forth in the fifth condition above (the “100 holder” requirement). For purposes of determining ongoing compliance with the 100 holder requirement, Treasury regulations require us to issue letters to some stockholders demanding information regarding the amount of shares each such stockholder actually or constructively owns. Although any failure by us to comply with the stockholder demand letters requirement should not jeopardize our REIT status, such failure would subject us to financial penalties. A list of those stockholders failing or refusing to comply with this demand must be maintained as part of our records. A stockholder who fails or refuses to comply with the demand must submit a statement with its tax return disclosing the actual ownership of the shares and other information.

As set forth in the sixth condition above, to qualify as a REIT, we must also satisfy the requirement set forth in Section 856(a)(6) of the Code that we not be closely held. We will not be closely held so long as at all times during the last half of any of our taxable years (other than the first taxable year for which the REIT election is made) not more than 50% in value of our outstanding shares of beneficial interest is owned, directly or constructively under the applicable attribution rules of the Code, by five or fewer individuals (as defined in the Code to include tax-exempt entities, other than, in general, qualified domestic pension funds) (the “5/50 Rule”).

Our charter contains restrictions on the ownership and transfer of our shares intended to ensure that we will be able to satisfy the 5/50 Rule. However, if we fail to satisfy the 5/50 Rule, our status as a REIT will terminate, and we will not be able to prevent such termination. However, for taxable years beginning after August 5, 1997, if we comply with the procedures prescribed in Treasury regulations for issuing stockholder demand letters and do not know, or with the exercise of reasonable diligence would not have known, that the 5/50 Rule was violated, the requirement that we not be closely held will be deemed to be satisfied for the year. See “— Failure to qualify as a REIT.”

Ownership of partnership interests

A REIT that is a partner in a partnership will be deemed to own its proportionate share of the assets of the partnership and will be deemed to earn its proportionate share of the partnership’s income. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs as described below. Thus, our proportionate share of the assets and items of income of the Operating Partnership, including the Operating Partnership’s share of the assets and liabilities and items of income with respect to any partnership in which it holds an interest, will be treated as our assets and liabilities and our items of income for purposes of applying the requirements described in this prospectus.

Qualified REIT subsidiary

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” within the meaning of section 856(i) of the Code, that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities, and items of income, deduction, and credit of the subsidiary are treated as assets, liabilities and such items of the REIT itself. A “qualified REIT subsidiary” is a corporation all of the capital stock of which is owned by the REIT. However, if an existing corporation is acquired by a REIT and becomes a “qualified REIT subsidiary” of such REIT, all of its pre-acquisition earnings and profits must be distributed before the end of the REIT’s taxable year. A qualified REIT subsidiary of ours will not be subject to U.S. federal corporate income taxation, although it may be subject to state and local taxation in some states.

Taxable REIT subsidiary

A “taxable REIT subsidiary” is any corporation (other than another REIT and corporations involved in certain lodging, health care and franchising activities) owned by a REIT with respect to which the REIT and the corporation jointly elect that the corporation is treated as a “taxable REIT subsidiary.” A taxable REIT subsidiary will pay income tax at regular U.S. federal corporate income tax rates on any income that it earns. Other than certain activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or noncustomary services to tenants of its parent REIT. The Code contains provisions intended to ensure that transactions between a REIT and its taxable REIT subsidiary occur “at arm’s length” and on commercially reasonable terms. These requirements include a provision that prevents a taxable REIT subsidiary from deducting interest on direct or indirect indebtedness to its parent REIT if, under a specified series of tests, the taxable REIT subsidiary is considered to have an excessive interest expense level or debt to equity ratio. In some cases a 100% tax is also imposed on the REIT if its rental, service and/or other agreements with its taxable REIT subsidiary are not on arm’s length terms.

A parent REIT is not treated as holding the assets of a taxable REIT subsidiary or as receiving any income that the subsidiary earns. Rather, the stock issued by the taxable REIT subsidiary is an asset in the hands of the parent REIT, and the REIT recognizes as income any dividends that it receives from the subsidiary. This treatment can affect the income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of taxable REIT subsidiaries in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to indirectly undertake activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries.

Subsidiary REIT

Our Operating Partnership is currently under contract to acquire 100% of the interests in an entity which has elected to be taxed as a REIT (“Subsidiary REIT”). Provided that Subsidiary REIT qualifies as a REIT, our interest in Subsidiary REIT will be treated as a qualifying real estate asset for purposes of the REIT asset tests and any dividend income or gains derived by us from Subsidiary REIT will generally be treated as income that qualifies for purposes of the REIT gross income tests. To qualify as a REIT, Subsidiary REIT must independently satisfy the various REIT qualification requirements described in this summary. If Subsidiary REIT were to fail to qualify as a REIT, and certain relief provisions did not apply, Subsidiary REIT would be treated as a taxable C corporation and its income would be subject to federal income tax. In addition, a failure of Subsidiary REIT to qualify as a REIT could have an adverse effect on our ability to comply with the REIT income and asset tests, and thus could impair our ability to qualify as a REIT.

Income Tests

To qualify as a REIT, we must satisfy two gross income tests on an annual basis. First, at least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property, including “rents from real property,” gains on the disposition of real estate, dividends paid by another REIT, and interest on obligations secured by mortgages on real property or on interests in real property, or from some types of temporary investments. Second, at least 95% of our gross income for each taxable year, excluding gross income from prohibited transactions, must be derived from any combination of income qualifying under the 75% test and dividends, interest, some payments under certain hedging instruments, and gain from the sale or disposition of stock or securities and some hedging instruments.

Income and gain from certain hedging transactions will not constitute gross income for purposes of both the 75% and 95% gross income tests. See “— Hedging transactions.” In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests.

Rents we receive will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a taxable REIT subsidiary and either (i) at least 90% of the property is leased to unrelated tenants and the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space, or (ii) the property leased is a “qualified lodging facility,” as defined in Section 856(d)(9)(D) of the Code, or a qualified health care property, as defined in Section 856(e)(6)(D)(i), and certain other conditions are satisfied. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

Generally, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we may provide directly only an insignificant amount of services, unless those services are “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” Accordingly, we may not provide “impermissible services” to tenants (except through an independent contractor from whom we derive no revenue and that meets other requirements or through a taxable REIT subsidiary) without giving rise to “impermissible tenant service income.” Impermissible tenant service income is deemed to be at least 150% of the direct cost to us of providing the service. If the impermissible tenant service income exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1% of our total income from the property, the services will not disqualify any other income from the property that qualifies as rents from real property, but the impermissible tenant service income will not qualify as rents from real property.

We have not charged, and do not anticipate charging, significant rent that is based in whole or in part on the income or profits of any person. We have not derived, and do not anticipate deriving, significant rents from related party tenants. We have not derived, and do not anticipate deriving, rent attributable to personal property leased in connection with real property that exceeds 15% of the total rents from that property. We have not derived, and do not anticipate deriving, impermissible tenant service income that exceeds 1% of our total income from any property.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect, we attached a schedule of the sources of our income to our U.S. federal income tax return, and any incorrect information on the schedule is not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally incur unexpectedly exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will fail to qualify as a REIT. As discussed under “— Taxation of the Company as a REIT,” even if these relief provisions apply, a tax would be imposed based on the amount of nonqualifying income.

Asset Tests

At the close of each quarter of our taxable year, we must satisfy the following tests relating to the nature of our assets:

1. At least 75% of the value of our total assets must be represented by cash or cash items (including certain receivables), government securities, “real estate assets” (including (i) interests in real property (ii) interests in mortgages on real property (iii) shares in other qualifying REITs (iv) unsecured debt instruments of REITs that are required to file annual and periodic reports with the Securities and Exchange Commission under the Exchange Act (“Publicly Offered REITs”), (v) personal property securing a mortgage secured by both real property and personal property if the fair market value of such personal property does not exceed 15% of the combined fair market value of all such personal and real property and (vi) personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease) or, in cases where we raise new capital through stock or long-term debt offerings (i.e., having a maturity of at least five years), temporary investments in stock or debt instruments during the one-year period following our receipt of such capital (the “75% asset test”);

2. not more than 25% of our total assets may be represented by securities other than those in the 75% asset class;

3. except for equity investments in REITs, qualified REIT subsidiaries, other securities that qualify as “real estate assets” for purposes of the 75% asset test as described above, or securities of our taxable REIT subsidiaries, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets; we may not own more than 10% of any one issuer’s outstanding voting securities; and we may not own more than 10% of the value of the outstanding securities of any one issuer;

4. no more than 25% (20% for taxable years beginning after December 31, 2017) of the value of our total assets can be represented by securities of taxable REIT subsidiaries (the “25% TRS Test” or after December 31, 2017, the “20% TRS Test”); and

5. the aggregate value of all unsecured debt instruments of Publicly Offered REITs that we hold may not exceed 25% of the value of our total assets.

Securities for purposes of the asset tests may include debt securities. However, the 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code including, but not limited to, any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (a) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test to securities issued by the partnership; (b) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership. In general, straight debt is defined as a written, unconditional promise to pay on demand or at a specific date a fixed principal amount, and the interest rate and payment dates on the debt must not be contingent on profits or the discretion of the debtor. In addition, straight debt may not contain a convertibility feature.

With respect to each issuer in which we currently own an interest that does not qualify as a REIT, a qualified REIT subsidiary, or a taxable REIT subsidiary, we believe that our pro rata share of the value of the securities, including debt, of any such issuer does not exceed 5% of the total value of our assets and that we comply with the 10% voting securities limitation and 10% value limitation with respect to each such issuer. In this regard, however, we cannot provide any assurance that the IRS might not disagree with our determinations. In addition, the securities that we own in our taxable REIT subsidiaries do not, in the aggregate, exceed 25% of the total value of our assets (20% for taxable years beginning after December 31, 2017).

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT if we fail to satisfy the 75%, 25% and 5% asset tests and the 10% value limitation at the end of a later quarter solely by reason of changes in the relative values of our assets (including changes in relative values as a result of fluctuations in foreign currency exchange rates). If the failure to satisfy the 75%, 25% or 5% asset tests or the 10% value limitation results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take any available actions within 30 days after the close of any quarter as may be required to cure any noncompliance with the 75%, 25%, or 5% asset tests or 10% value limitation. If we fail the 5% asset test or the 10% asset test at the end of any quarter, and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets or otherwise satisfy the requirements of such asset tests within six months after the last day of the quarter in which our identification of the failure to satisfy those asset tests occurred to cure the violation, provided that the non-permitted assets do not exceed the lesser of 1% of the total value of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests, or our failure of the 5% and 10% asset tests is in excess of this amount, as long as the failure is due to reasonable cause and not willful neglect and, following our identification of the failure, we file a schedule in accordance with the Treasury regulations describing each asset that caused the failure, we are permitted to avoid disqualification as a REIT, after the thirty-day cure period, by taking steps to satisfy the requirements of the applicable asset test within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred, including the disposition of sufficient assets to meet the asset tests and paying a tax equal to the greater of $50,000 or the product of (x) the net income generated by the nonqualifying assets during the period in which we failed to satisfy the relevant asset test and (y) the highest U.S. federal income tax rate then applicable to U.S. corporations.

Distribution Requirements

To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in an amount at least equal to (1) the sum of (a) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain and (b) 90% of the net income, after tax, from foreclosure property, minus (2) the sum of certain specified items of noncash income. In addition, if we recognize any built-in gain, we will be required, under Treasury regulations, to distribute at least 90% of the built-in gain, after tax, recognized on the disposition of the applicable asset. See “— Taxation of the Company as a REIT” for a discussion of the possible recognition of built-in gain. These distributions must be paid either in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the prior year and if paid with or before the first regular dividend payment date after the declaration is made. We believe that we have made and intend to continue to make timely distributions sufficient to satisfy the annual distribution requirements.

Our REIT taxable income has been and is expected to be less than our cash flow due to the allowance of depreciation and other noncash charges in computing REIT taxable income. Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement. It is possible, however, that we, from time to time, may not have sufficient cash or other liquid assets to meet this distribution requirement or to distribute such greater amount as may be necessary to avoid income and excise taxation, due to timing differences between (a) the actual receipt of income and the actual payment of deductible expenses and (b) the inclusion of such income and the deduction of such expenses in arriving at our taxable income, or as a result of nondeductible expenses such as principal amortization or capital expenditures in excess of noncash deductions. In the event that such timing differences occur, we may find it necessary to arrange for borrowings or, if possible, pay taxable stock dividends in order to meet the dividend requirement.

Under some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. We will refer to such dividends as “deficiency dividends.” Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. We will, however, be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

To the extent that we do not distribute (and are not deemed to have distributed) all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we are subject to tax on these retained amounts at regular corporate tax rates.

We will be subject to a 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which U.S. federal income tax was paid, if we fail to distribute during each calendar year at least the sum of:

1.	85% of our REIT ordinary income for the year;

2.	95% of our REIT capital gain net income for the year; and

3.	any undistributed taxable income from prior taxable years.

A REIT may elect to retain rather than distribute all or a portion of its net capital gains and pay the tax on the gains. In that case, a REIT may elect to have its stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by the REIT. For purposes of the 4% excise tax described above, any retained amounts would be treated as having been distributed.

Prohibited Transactions

Net income derived from prohibited transactions is subject to 100% tax. The term “prohibited transactions” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the specific facts and circumstances. The Code provides a safe harbor pursuant to which sales of properties held for at least two years and meeting certain additional requirements will not be treated as prohibited transactions, but compliance with the safe harbor may not always be practical. Moreover the character of REIT dividends attributable to gain from assets that comply with the foregoing safe harbor as ordinary income or capital gain must still be determined pursuant to the specific facts and circumstances. We intend to engage in the business of owning and operating properties and to make sales of properties that are consistent with our investment objectives. However, no assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that the safe-harbor provisions will apply. The 100% tax will not apply to gains from the sale of property held through a taxable REIT subsidiary or other taxable corporation, although such income will be subject to tax at regular corporate income tax rates.

Foreclosure Property

Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes an election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property and certain foreign currency gain attributable to foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property is held primarily for sale to customers in the ordinary course of a trade or business.

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction (i) made in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred by us to acquire or own real estate assets, (ii) primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any property which generates such income or gain), which is clearly identified as such before the close of the day on which it was acquired, originated or entered into, including gain from the disposition of such a transaction or (iii) of previously acquired hedges that a REIT entered to manage risk associated with liabilities or property that have been extinguished or disposed, will not constitute gross income for purposes of the 95% gross income test and the 75% gross income test. To the extent we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our ability to qualify as a REIT.

Failure to Qualify as a REIT

In the event we violate a provision of the Code that would result in our failure to qualify as a REIT, specified relief provisions will be available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy the provision and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Code do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular U.S. federal corporate income tax rates. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Code, distributions to our stockholders will generally be taxable to non-corporate U.S. stockholders (as defined below) at a maximum rate of 20%, and dividends received by our corporate U.S. stockholders may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to this statutory relief.

New Partnership Audit Rules

The recently enacted Bipartisan Budget Act of 2015 changes the rules applicable to U.S. federal income tax audits of partnerships. Under the new rules (which are generally effective for taxable years beginning after December 31, 2017), among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. Although it is uncertain how these new rules will be implemented, it is possible that they could result in partnerships in which we directly or indirectly invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes had we owned the assets of the partnership directly. The changes created by these new rules are sweeping and in many respects dependent on the promulgation of future regulations or other guidance by the U.S. Treasury. You should consult with your tax advisors with respect to these changes and their potential impact on your investment in our common stock.

Taxation of Our Stockholders Taxable U.S. Stockholders

When we use the term “U.S. stockholder” we mean a beneficial owner of our common stock or preferred stock who, for U.S. federal income tax purposes is:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	a trust if a U.S. court is able to exercise primary supervision over the administration of that trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or it has a valid election in place to be treated as a U.S. person.

As used herein, the term “non-U.S. stockholder” means a beneficial owner of our common stock or preferred stock that for U.S. federal income tax purposes is either a nonresident individual alien or a corporation, estate or trust that is not a U.S. stockholder.

The U.S. federal income tax treatment of a partner in a partnership that is the beneficial owner of our common stock or preferred stock will depend on the activities of the partnership and the status of the partner. A partner in such partnership should consult its own tax advisor regarding the federal income treatment to the partner of such partnership holding our stock.

Distributions. Except as discussed below, so long as we qualify for taxation as a REIT, distributions with respect to our stock made out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be includible by a U.S. stockholder as ordinary income. Distributions on our preferred stock will be treated as made out of any available earnings and profits in priority to distributions on our common stock. None of these distributions will be eligible for the dividends received deduction for a corporate stockholder. Distributions in excess of current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the adjusted tax basis of the holder’s stock (as determined on a share by share basis), but rather will be treated as a return of capital and reduce the adjusted tax basis of such stock. To the extent that such distributions exceed the adjusted tax basis of a U.S. stockholder’s stock, they will be included in income as long- term capital gain if the stockholder has held its shares for more than one year and otherwise as short-term capital gain. Any dividend declared by us in October, November or December of any year payable to a stockholder of record on a specified date in any such month shall be treated as both paid by us and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by us during January of the following calendar year.

Dividends paid to a U.S. stockholder generally will not qualify for the reduced tax rates applicable to “qualified dividend income.” Qualified dividend income generally includes dividends paid by domestic C corporations and certain qualified foreign corporations to most noncorporate U.S. stockholders. Because we are not generally subject to U.S. federal income tax on the portion of our REIT taxable income that we distribute to our stockholders, our dividends generally will not be eligible for the reduced tax rates on qualified dividend income. As a result, our ordinary REIT dividends will continue to be taxed at the higher tax rate applicable to ordinary income. Currently, the highest marginal individual income tax rate on ordinary income is 39.6%. However, the reduced tax rates for qualified dividend income will apply to our ordinary REIT dividends, if any, that are (i) attributable to dividends received by us from non-REIT corporations, such as our taxable REIT subsidiaries, or (ii) attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our REIT taxable income) provided certain holding period requirements are met.

Distributions that are designated as capital gain dividends will generally be taxed as long-term capital gains (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the period for which the holder has held our stock. However, corporate holders may be required to treat up to 20% of certain capital gain dividends as ordinary income. The distributions we designate as capital gain dividends may not exceed our dividends paid for the taxable year, including dividends paid the following year that we treated as paid in the current year.

We may elect to retain and pay income tax on our net capital gain received during the taxable year. If we so elect for a taxable year, our U.S. stockholders would include in income as long-term capital gains their proportionate share of such portion of our undistributed net capital gains for the taxable year as we may designate. A U.S. stockholder would be deemed to have paid its share of the tax paid by us on such undistributed net capital gain, which would be credited or refunded to the stockholder. The U.S. stockholder’s basis in our stock would be increased by the amount of undistributed net capital gain included in such U.S. stockholder’s income, less the capital gains tax paid by us.

Except as noted below, the maximum tax rate on long-term capital gain applicable to non-corporate taxpayers is 20% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of “section 1250 property,” or depreciable real property, is 25% to the extent that such gain would have been treated as ordinary income if the property were “section 1245 property” (i.e., to the extent of depreciation recapture). With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate U.S. stockholders at a 20% or 25% tax rate. Thus, the tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary U.S. federal corporate income tax rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, such losses would be carried over by us for potential offset against our future income (subject to certain limitations). Taxable distributions from us and gain from the disposition of stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any “passive activity losses” (such as losses from certain types of limited partnerships in which the stockholder is a limited partner) against such income. In addition, taxable distributions from us generally will be treated as investment income for purposes of the investment interest limitations. Capital gains from the disposition of stock (or distributions treated as such) will be treated as investment income only if the stockholder so elects, in which case such capital gains will be taxed at ordinary income rates. We will notify stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute each of (i) distributions taxable at ordinary income tax rates, (ii) capital gains dividends, (iii) qualified dividend income, if any, and (iv) nondividend distributions.

Sale or Exchange of Stock. Upon the sale, exchange or other taxable disposition of stock to or with a person other than us, a stockholder generally will recognize gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received (less any portion thereof attributable to accumulated and declared but unpaid dividends, which will be taxable as a dividend to the extent of our current and accumulated earnings and profits attributable thereto) and (ii) the stockholder’s adjusted tax basis in such stock. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if such stock has been held for more than one year. In general, any loss upon a sale or exchange of stock by a holder who has held such stock for six months or less (after applying certain holding period rules) will be treated by such holder as long-term capital loss to the extent of distributions from us required to be treated by such stockholder as long-term capital gain. All or a portion of any loss realized upon a taxable disposition of stock may be disallowed if substantially identical stock is purchased within 30 days before or after the disposition.

A redemption by us of any redeemable preferred stock we may issue could be treated either as a taxable disposition of shares or as a dividend, depending on the applicable facts and circumstances. In the event we issue any redeemable preferred stock, the applicable prospectus supplement will address the tax consequences of owning such securities in more detail.

Medicare Tax on Unearned Income. For taxable years beginning after December 31, 2012, a U.S. stockholder that is an individual is subject to a 3.8% tax on the lesser of (1) his or her “net investment income” for the relevant taxable year or (2) the excess of his or her modified gross income for the taxable year over a certain threshold (between $125,000 and $250,000 depending on the individual’s U.S. federal income tax filing status). A similar regime applies to certain estates and trusts. Net investment income generally would include dividends on our stock and gain from the sale of our stock. If you are a U.S. stockholder that is an individual, an estate or a trust, you are urged to consult your tax advisors regarding the applicability of this tax to your income and gains in respect of your investment in our stock.

Tax-Exempt U.S. Stockholders

Distributions by us to a tax-exempt U.S. stockholder generally should not constitute unrelated business taxable income (“UBTI”) provided that (i) the U.S. stockholder has not financed the acquisition of its common stock with “acquisition indebtedness” within the meaning of the Code and (ii) our stock is not otherwise used in an unrelated trade or business of such tax-exempt U.S. stockholder.

Notwithstanding the preceding paragraph, under certain circumstances, qualified trusts that hold more than 10% (by value) of our shares of stock may be required to treat a certain percentage of dividends as UBTI. This requirement will only apply if we are treated as a “pension-held REIT.” The restrictions on ownership of shares of stock in our charter should prevent us from being treated as a pension-held REIT, although there can be no assurance that this will be the case.

Non-U.S. Stockholders

The following discussion addresses the rules governing the U.S. federal income taxation of the ownership and disposition of stock by non-U.S. stockholders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address U.S. estate and gift tax consequences or state, local or foreign tax consequences that may be relevant to a non-U.S. stockholder in light of its particular circumstances.

Distributions. Distributions to a non-U.S. stockholder that are neither attributable to gain from sales or exchanges by us of “U.S. real property interests” nor designated as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits. These distributions ordinarily will be subject to withholding of U.S. federal income tax on a gross basis at a rate of 30%, or a lower rate as permitted under an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the non-U.S. stockholder of a U.S. trade or business. Under some treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from REITs. Applicable certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. Dividends that are effectively connected with a trade or business generally will be subject to tax on a net basis, that is, after allowance for deductions, at graduated rates, in the same manner as U.S. stockholders are taxed with respect to these dividends, and are generally not subject to withholding. Any dividends received by a corporate non-U.S. stockholder that is engaged in a U.S. trade or business also may be subject to an additional branch profits tax at a 30% rate, or lower applicable treaty rate.

Distributions in excess of current and accumulated earnings and profits that exceed the non-U.S. stockholder’s adjusted tax basis in its stock (as determined on a share by share basis) will be taxable to a non-U.S. stockholder as gain from the sale of stock, which is discussed below. Distributions in excess of current or accumulated earnings and profits that do not exceed the adjusted tax basis of the non-U.S. stockholder in its stock will reduce the non-U.S. stockholder’s adjusted tax basis in its stock and will not be subject to U.S. federal income tax, but will be subject to U.S. withholding tax as described below.

We expect to withhold U.S. income tax at the rate of 30% on any ordinary dividend distributions (including distributions that later may be determined to have been in excess of current and accumulated earnings and profits) made to a non-U.S. stockholder unless: (i) a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN, W-8BEN-E or other applicable form evidencing eligibility for that reduced treaty rate; or (ii) the non-U.S. stockholder files an IRS Form W-8ECI claiming that the distribution is income effectively connected with the non-U.S. stockholder’s trade or business.

We may be required to withhold on any distribution in excess of our current and accumulated earnings and profits, even if a treaty rate applies and the non-U.S. stockholder is not liable for tax on the receipt of that distribution. Moreover, because of the uncertainty in estimating earnings and profits, we may choose to withhold 30% on all distributions. However, a non-U.S. stockholder may seek a refund of these amounts from the IRS if the non-U.S. stockholder’s U.S. tax liability with respect to the distribution is less than the amount withheld.

Distributions to a non-U.S. stockholder that are designated at the time of the distribution as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation unless: (i) the investment in our stock is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder generally will be subject to the same treatment as U.S. stockholders with respect to any gain, except that a stockholder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed above, or (ii) the non-U.S. stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.

Except as hereinafter discussed, under the Foreign Investment in Real Property Tax Act, or FIRPTA, distributions to a non-U.S. stockholder that are attributable to gain from sales or exchanges by us of U.S. real property interests, whether or not designated as a capital gain dividend, will cause the non-U.S. stockholder to be treated as recognizing gain that is income effectively connected with a U.S. trade or business. Non-U.S. stockholders generally will be taxed on this gain at the same rates applicable to U.S. stockholders, subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, this gain may be subject to a 30% branch profits tax in the hands of a non-U.S. stockholder that is a corporation. However, even if a distribution is attributable to a sale or exchange of U.S. real property interests, the distribution will not be treated as gain recognized from the sale or exchange of U.S. real property interests, but as an ordinary dividend subject to the general withholding regime discussed above, if:

(i) the distribution is made with respect to a class of stock that is considered regularly traded under applicable Treasury regulations on an established securities market located in the United States, such as the New York Stock Exchange; and

(ii) the stockholder owns 10% or less of that class of stock at all times during the one-year period ending on the date of the distribution.

We will be required to withhold and remit to the IRS 35% of any distributions to non-U.S. stockholders that are, or, if greater, could have been, designated as capital gain dividends and are attributable to gain recognized from the sale or exchange of U.S. real property interests. Distributions can be designated as capital gains to the extent of our net capital gain for the taxable year of the distribution. The amount withheld, which for individual non-U.S. stockholders may substantially exceed the actual tax liability, is creditable against the non-U.S. stockholder’s U.S. federal income tax liability and is refundable to the extent such amount exceeds the non-U.S. stockholder’s actual U.S. federal income tax liability, and the non-U.S. stockholder timely files an appropriate claim for refund.

Distributions by us to a “qualified foreign pension fund,” within the meaning of Section 897(l) of the Code (“Qualified Foreign Pension Fund”), or any entity all of the interests of which are held by a Qualified Foreign Pension Fund, is exempt from FIRPTA, but may nonetheless be subject to U.S. federal dividend withholding tax unless an applicable tax treaty or Section 892 of the Code provides an exemption from such dividend withholding tax. Non-U.S. Stockholders who are Qualified Foreign Pension Funds should consult their tax advisors regarding the application of these rules.

Retention of Net Capital Gains. Although the law is not clear on the matter, we believe that amounts designated as undistributed capital gains in respect of the stock held by U.S. stockholders generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions by the Company of capital gain dividends. Under that approach, the non-U.S. stockholders would be able to offset as a credit against their U.S. federal income tax liability resulting therefrom an amount equal to their proportionate share of the tax paid by us on the undistributed capital gains, and to receive from the IRS a refund to the extent their proportionate share of this tax paid were to exceed their actual U.S. federal income tax liability, and the non-U.S. stockholder timely files an appropriate claim for refund.

Sale of Stock. For so long as our stock continues to be regularly traded on an established securities market, the sale of such stock by any Non-U.S. Stockholder who is not a Ten Percent Non-U.S. Stockholder (as defined below) generally will not be subject to U.S. federal income tax (unless the Non-U.S. Stockholder is a nonresident alien individual who was present in the United States for more than 182 days during the taxable year of the sale and certain other conditions apply, in which case such gain (net of certain sources within the U.S., if any) will be subject to a 30% tax on a gross basis). A “Ten Percent Non-U.S. Stockholder” is a Non-U.S. Stockholder who, at some time during the five-year period preceding such sale or disposition, beneficially owned (including under certain attribution rules) more than 10% of the total fair market value of our stock (as outstanding from time to time).

In general, the sale or other taxable disposition of our stock by a Ten Percent Non-U.S. Stockholder also will not be subject to U.S. federal income tax if we are a “domestically controlled REIT.” A REIT is a “domestically controlled REIT” if, at all times during the five-year period preceding the disposition in question, less than 50% in value of its shares is held directly or indirectly by Non-U.S. Stockholders. For purposes of determining whether a REIT is a domestically controlled qualified REIT, certain special rules apply including the rule that a person who at all applicable times holds less than 5 percent of a class of stock that is “regularly traded” is treated as a U.S. person unless the REIT has actual knowledge that such person is not a U.S. person. Because our common stock is publicly traded, we believe, but cannot assure you, that we currently qualify as a domestically controlled REIT. Similarly, we cannot assure you that we will qualify as a domestically controlled REIT at all times in the future. If we do not constitute a domestically controlled REIT, a Ten Percent Non-U.S. Stockholder generally will be taxed in the same manner as a U.S. Stockholder with respect to gain on the sale of our stock (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). The sale or other taxable disposition of our stock by a Qualified Foreign Pension Fund, or any entity all of the interests of which are held by a Qualified Foreign Pension Fund, is exempt from U.S. tax irrespective of the level of its shareholding in us and of whether we are a domestically controlled REIT.

Special rules apply to certain collective investment funds that are “qualified shareholders” as defined in Section 897(k)(3) of the Code of a REIT. Such investors, which include publicly traded vehicles that meet certain requirements, should consult with their own tax advisors prior to making an investment in our shares.

FATCA Withholding and Reporting Requirements

Pursuant to the Foreign Account Tax Compliance Act (“FATCA”) provisions of the Code, a 30% withholding tax will currently be imposed on dividends paid on our stock and will be imposed on gross proceeds from a sale or redemption of our stock paid and certain “pass-through payments” after December 31, 2018 to (i) foreign financial institutions including non-U.S. investment funds, unless they agree to collect and disclose to the IRS information regarding their direct and indirect U.S. account holders and (ii) certain other foreign entities, unless they certify certain information regarding their direct and indirect U.S. owners. To avoid withholding, foreign financial institutions will need to (i) enter into agreements with the IRS that state that they will provide the IRS information, including the names, addresses and taxpayer identification numbers of direct and indirect U.S. account holders, comply with due diligence procedures with respect to the identification of U.S. accounts, report to the IRS certain information with respect to U.S. accounts maintained, agree to withhold tax on certain payments made to non-compliant foreign financial institutions or to account holders who fail to provide the required information, and determine certain other information as to their account holders, or (ii) in the event that an applicable intergovernmental agreement and implementing legislation are adopted, provide local revenue authorities with similar account holder information or otherwise comply with the terms of the intergovernmental agreement and implementing legislation. Other foreign entities will need to either provide the name, address, and taxpayer identification number of each substantial U.S. owner or certifications of no substantial U.S. ownership unless certain exceptions apply or agree to provide certain information to other revenue authorities for transmittal to the IRS.

Information Reporting Requirements and Backup Withholding

Information returns may be filed with the IRS and backup withholding (at a rate of 28%) may be collected in connection with distributions paid or required to be treated as paid during each calendar year and payments of the proceeds of a sale or other disposition of our stock by a stockholder, unless such stockholder is a corporation, non-U.S. person or comes within certain other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS.

Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be offset by the amount of tax withheld. If backup withholding results in an overpayment of U.S. federal income taxes, a refund or credit may be obtained from the IRS, provided the required information is furnished timely thereto.

As a general matter, backup withholding and information reporting will not apply to a payment of the proceeds of a sale of our stock by or through a foreign office of a foreign broker. Information reporting (but not backup withholding) will apply, however, to a payment of the proceeds of a sale of our stock by a foreign office of a broker that is a U.S. person, a foreign partnership that engaged during certain periods in the conduct of a trade or business in the United States or more than 50% of whose capital or profit interests are owned during certain periods by U.S. persons, any foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or a “controlled foreign corporation” for U.S. tax purposes, unless the broker has documentary evidence in its records that the holder is a Non-U.S. Stockholder and certain other conditions are satisfied, or the stockholder otherwise establishes an exemption. Payment to or through a U.S. office of a broker of the proceeds of a sale of our stock is subject to both backup withholding and information reporting unless the stockholder certifies under penalties of perjury that the stockholder is a Non-U.S. Stockholder or otherwise establishes an exemption. A stockholder may obtain a refund of any amounts withheld under the backup withholding rules in excess of its U.S. federal income tax liability by timely filing the appropriate claim for a refund with the IRS.

State, Local and Foreign Taxes

We and/or holders of our stock may be subject to state, local and foreign taxation in various state or local or foreign jurisdictions, including those in which we or they transact business or reside. The foreign, state and local tax treatment of us and of holders of our stock may not conform to the U.S. federal income tax consequences discussed above. Consequently, prospective investors should consult their own tax advisors regarding the effect of state, local and foreign tax laws on an investment in our stock.

Possible Legislative or Other Actions Affecting Tax Consequences

You should recognize that future legislative, judicial and administrative actions or decisions, which may be retroactive in effect, could adversely affect our federal income tax treatment or the tax consequences of an investment in shares of our stock. The rules dealing with U.S. federal income taxation are continually under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, resulting in statutory changes as well as promulgation of new, or revisions to existing, regulations and revised interpretations of established concepts. We cannot predict the likelihood of passage of any new tax legislation or other provisions, either directly or indirectly, affecting us or our stockholders or the value of an investment in our stock. Changes to the tax laws, such as the Protecting Americans From Tax Hikes Act of 2015 enacted on December 18, 2015 or the Bipartisan Budget Act of 2015 enacted on November 2, 2015, or interpretations thereof by the IRS and the Treasury, with or without retroactive application, could materially and adversely affect us or our stockholders.

FORWARD-LOOKING STATEMENTS

This prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Exchange Act. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on certain assumptions and describe our future plans, strategies and expectations, and are generally identifiable by use of the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “project,” “seek,” “target,” “potential,” “focus,” “may,” “will,” “should” or similar words. Although we believe the expectations reflected in forward- looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. Factors which could have a materially adverse effect on our operations and future prospects include, but are not limited to:

•	changes in national, international, regional and local economic conditions generally and real estate markets specifically;

•	changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities;

•	our ability to qualify and maintain our status as a real estate investment trust;

•	the availability and attractiveness of financing (including both public and private capital) and changes in interest rates;

•	the availability and attractiveness of terms of additional debt repurchases;

•	changes in our credit agency ratings;

•	our ability to comply with applicable financial covenants;

•	our competitive environment;

•	changes in supply, demand and valuation of industrial properties and land in our current and potential market areas;

•	difficulties in identifying and consummating acquisitions and dispositions;

•	our ability to manage the integration of properties we acquire;

•	potential liability relating to environmental matters;

•	defaults on or non-renewal of leases by our tenants;

•	decreased rental rates or increased vacancy rates;

•	higher-than-expected real estate construction costs and delays in development or lease-up schedules;

•	changes in general accounting principles, policies and guidelines applicable to real estate investment trusts; and

•	other risks and uncertainties described in our Exchange Act reports and in our other public filings with the SEC.

We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this report. We assume no obligation to update or supplement forward-looking statements.

Further information concerning us and our business, including additional factors that could materially affect our financial results, is included elsewhere in this prospectus and in the documents we incorporate by reference, including the Annual Report on Form 10-K of the Company and Operating Partnership for the year ended December 31, 2016.

WHERE YOU CAN FIND MORE INFORMATION

The Company and the Operating Partnership are subject to the informational requirements of the Exchange Act and file reports and other information with the SEC. You may read and copy any of the Company’s and the Operating Partnership’s reports and other materials filed with the SEC at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. In addition, the SEC maintains a website that contains reports and other information regarding registrants that file electronically with the SEC at http://www.sec.gov. The Company’s common stock is listed on the NYSE and its filings with the SEC can also be inspected and copied at the offices of the NYSE at 20 Broad Street, New York, New York 10005. Our website is located at http://www.firstindustrial.com. The information on or linked to our website is not a part of, and is not incorporated by reference into, this prospectus.

Whenever a reference is made in this prospectus to any of our agreements or other documents, please be aware that the reference herein is only a summary and that you should refer to the exhibits that are part of the registration statement of which this prospectus is a part for a copy of such agreement or other document.

DOCUMENTS INCORPORATED BY REFERENCE

We incorporate by reference information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and more recent information automatically updates and supersedes more dated information contained or incorporated by reference in this prospectus.

The Company (file no. 1-13102) and/or the Operating Partnership (file no. 333-21873) filed the following documents with the SEC and incorporate them by reference into this prospectus:

(1) Annual Report on Form 10-K of the Company and the Operating Partnership for the year ended December 31, 2016, filed February 24, 2017;

(2) Definitive Proxy Statement on Schedule 14A of the Company filed on April 8, 2016; and

(3) the description of the common stock of the Company included in the Company’s Registration Statement on Form 8-A (file no. 1-13102), dated May 26, 1994.

All documents filed by the Company and the Operating Partnership under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and made a part hereof from the date of the filing of such documents, except that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein (in the case of a previously filed document incorporated or deemed to be incorporated by reference herein) or in any other document subsequently filed with the SEC which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide, without charge, to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any or all of these filings upon written or oral request to First Industrial Realty Trust, Inc., 311 S. Wacker Drive, Suite 3900, Chicago, Illinois 60606, Attention: Investor Relations, telephone number (312) 344-4300.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of First Industrial Realty Trust, Inc. and First Industrial, L.P. for the year ended December 31, 2016 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Barack Ferrazzano Kirschbaum & Nagelberg LLP, Chicago, Illinois. Barack Ferrazzano Kirschbaum & Nagelberg LLP will rely as to all matters of Maryland law on the opinion of McGuireWoods LLP, Baltimore, Maryland. If counsel for any underwriter, dealer or agent passes on legal matters in connection with an offering made by this prospectus, we will name that counsel in the prospectus supplement relating to the offering.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities registered hereby, which will be borne by the registrants. All amounts except the registration fee are estimated in accordance with Instruction to Item 511 of Regulation S-K and subject to future contingencies.

SEC registration fee		$173,850	*
Fees of rating agencies		*	*
Legal fees and expenses		*	*
Accounting fees and expenses		*	*
Printing and engraving expenses		*	*
Miscellaneous		*	*
Total	$	*	*

*	Deferred in reliance upon Rules 456(b) and 457(r).
**	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

The charter of First Industrial Realty Trust, Inc. (the “Company”) contains certain provisions limiting the liability of the directors and officers to the fullest extent permitted by Section 5-418 of the Courts and Judicial Proceedings Article of the Annotated Code of Maryland (“Courts and Judicial Proceedings Article”). The Company’s charter and bylaws also provide certain limitations, permitted under Maryland General Corporation Law (the “MGCL”), on each director’s personal liability for monetary damages for breach of any duty as a director. Section 5-418 of the Courts and Judicial Proceedings Article permits a Maryland corporation to limit the liability of its directors and officers to the corporation and its stockholders for money damages, except to the extent that: (a) it is proved that the director or officer actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property, or services actually received or (b) a judgment or other final adjudication is entered in a proceeding based on a finding that the act, or failure to act, of the director or officer was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

In addition, the Company’s charter and bylaws obligate the Company to indemnify its directors and officers, and permit the Company to indemnify its employees and other agents, against certain liabilities and expenses incurred in connection with their service in such capacities, as well as advancement of costs, expenses and attorneys’ fees, to the fullest extent permitted under the MGCL. Section 2-418 of the MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the directors or officers in connection with any proceeding to which they may be made a party by reason of their service in such capacities, unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to such proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

The directors and officers of the Company are entitled to the benefits of liability insurance maintained by the Company for certain losses arising from claims or charges made against any officer or director in connection with his or her service in such capacity.

The Twelfth Amended and Restated Agreement of Limited Partnership of First Industrial, L.P., which is in effect as of the date of this registration statement, contains provisions indemnifying the Company and its officers, directors and stockholders to the fullest extent permitted by the Delaware Revised Uniform Limited Partnership Act.

Item 16.	Exhibits.

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

1.2*	Form of Distribution Agreement.

4.1	Amended and Restated Articles of Incorporation of First Industrial Realty Trust, Inc. (incorporated by reference to Exhibit 3.1 of Form 10-Q of First Industrial Realty Trust, Inc. for the fiscal quarter ended June 30, 1996, File No. 1-13102).

4.2	Third Amended and Restated Bylaws of First Industrial Realty Trust, Inc., dated May 7, 2015 (incorporated by reference to Exhibit 3.1 of the Form 8-K of First Industrial Realty Trust, Inc., filed May 7, 2015, File No. 1-13102).

4.3	Articles of Amendment to First Industrial Realty Trust, Inc.’s Articles of Incorporation, dated June 20, 1994 (incorporated by reference to Exhibit 3.2 of Form 10-Q of First Industrial Realty Trust, Inc. for the fiscal quarter ended June 30, 1996, File No. 1-13102).

4.4	Articles of Amendment to First Industrial Realty Trust, Inc.’s Articles of Incorporation, dated May 31, 1996 (incorporated by reference to Exhibit 3.3 of Form 10-Q of First Industrial Realty Trust, Inc. for the fiscal quarter ended June 30, 1996, File No. 1-13102).

4.5	Articles of Amendment to the First Industrial Realty Trust, Inc.’s Articles of Incorporation, dated May 12, 2011 (incorporated by reference to Exhibit 3.1 of the Form 8-K of First Industrial Realty Trust, Inc. filed June 2, 2011, File No. 1-13102)

4.6	Articles of Amendment to First Industrial Realty Trust, Inc.’s Articles of Incorporation, dated May 9, 2013 (incorporated by reference to Exhibit 3.1 of First Industrial Realty Trust, Inc. filed May 10, 2013, File No. 1-13102)

4.7	Twelfth Amended and Restated Limited Partnership Agreement of First Industrial, L.P., dated February 27, 2012 (incorporated by reference to Exhibit 10.1 of the Form 10-K of First Industrial Realty Trust, Inc. for the year ended December 31, 2011, File No. 1-13102).

4.8	Indenture, dated as of May 13, 1997, between First Industrial, L.P. and First Trust National Association, as Trustee (incorporated by reference to Exhibit 4.1 of Form 10-Q of First Industrial Realty Trust, Inc. for the fiscal quarter ended March 31, 1997, as amended by Form 10-Q/A No. 1 of First Industrial Realty Trust, Inc. filed May 30, 1997, File No. 1-13102).

4.9	Form of Senior Debt Security of First Industrial, L.P. (included in Exhibit 4.8).

4.10*	Form of Deposit Agreement, including form of Depositary Receipt.

5.1**	Opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP, counsel to the registrants, as to the legality of the securities being registered.

5.2**	Opinion of McGuireWoods LLP, counsel to the registrants, as to the legality of the securities being registered.

8.1**	Opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP, counsel to the registrants, as to certain tax matters.

Exhibit Number	Description

12.1**	Computation of ratios of earnings to fixed charges and preferred stock dividends of First Industrial Realty Trust, Inc.

12.2**	Computation of ratios of earnings to fixed charges of First Industrial, L.P.

23.1**	Consent of PricewaterhouseCoopers LLP.

23.2	Consents of Barack Ferrazzano Kirschbaum & Nagelberg LLP (included in Exhibits 5.1 and 8.1).

23.3	Consent of McGuireWoods LLP (included in Exhibit 5.2).

24.1	Powers of Attorney (included on the signature pages hereto).

25.1**	Statement of Eligibility of Trustee on Form T-1.

*	To be filed either by amendment or as an exhibit to an Exchange Act report of one or more of the registrants and incorporated herein by reference.
**	Filed herewith.

Item 17.	Undertakings.

The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of each of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: Each of the undersigned registrants undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of each registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling persons of each of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on March 14, 2017.

FIRST INDUSTRIAL REALTY TRUST, INC.

By:	/s/ Scott A. Musil
Scott A. Musil
Chief Financial Officer

FIRST INDUSTRIAL, L.P.
By:	First Industrial Realty Trust, Inc., its general partner

By:	/s/ Scott A. Musil
Scott A. Musil
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Peter E. Baccile and Scott A. Musil, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement on Form S-3 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such matters, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter E. Baccile Peter E. Baccile	President, Chief Executive Officer and Director (Principal Executive Officer)	March 14, 2017

/s/ Scott A. Musil Scott A. Musil	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 14, 2017

/s/ Bruce W. Duncan Bruce W. Duncan	Director	March 14, 2017

Signature	Title	Date

/s/ W. Edwin Tyler W. Edwin Tyler	Director	March 14, 2017

/s/ Matthew S. Dominski Matthew S. Dominski	Director	March 14, 2017

/s/ H. Patrick Hackett, Jr. H. Patrick Hackett, Jr.	Director	March 14, 2017

/s/ John E. Rau John E. Rau	Director	March 14, 2017

/s/ L. Peter Sharpe L. Peter Sharpe	Director	March 14, 2017

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

1.2*	Form of Distribution Agreement.

4.1	Amended and Restated Articles of Incorporation of First Industrial Realty Trust, Inc. (incorporated by reference to Exhibit 3.1 of Form 10-Q of First Industrial Realty Trust, Inc. for the fiscal quarter ended June 30, 1996, File No. 1-13102).

4.2	Third Amended and Restated Bylaws of the Company, dated May 7, 2015 (incorporated by reference to Exhibit 3.1 of the Form 8-K of the Company, filed May 7, 2015, File No. 1-13102).

4.3	Articles of Amendment to First Industrial Realty Trust, Inc.’s Articles of Incorporation, dated June 20, 1994 (incorporated by reference to Exhibit 3.2 of Form 10-Q of First Industrial Realty Trust, Inc. for the fiscal quarter ended June 30, 1996, File No. 1-13102).

4.4	Articles of Amendment to First Industrial Realty Trust, Inc.’s Articles of Incorporation, dated May 31, 1996 (incorporated by reference to Exhibit 3.3 of Form 10-Q of First Industrial Realty Trust, Inc. for the fiscal quarter ended June 30, 1996, File No. 1-13102).

4.5	Articles of Amendment to the First Industrial Realty Trust, Inc.’s Articles of Incorporation, dated May 12, 2011 (incorporated by reference to Exhibit 3.1 of the Form 8-K of First Industrial Realty Trust, Inc. filed June 2, 2011, File No. 1-13102)

4.6	Articles of Amendment to First Industrial Realty Trust, Inc.’s Articles of Incorporation, dated May 9, 2013 (incorporated by reference to Exhibit 3.1 of First Industrial Realty Trust, Inc. filed May 10, 2013, File No. 1-13102)

4.7	Twelfth Amended and Restated Limited Partnership Agreement of First Industrial, L.P., dated February 27, 2012 (incorporated by reference to Exhibit 10.1 of the Form 10-K of First Industrial Realty Trust, Inc. for the year ended December 31, 2011, File No. 1-13102).

4.8	Indenture, dated as of May 13, 1997, between First Industrial, L.P. and First Trust National Association, as Trustee (incorporated by reference to Exhibit 4.1 of Form 10-Q of First Industrial Realty Trust, Inc. for the fiscal quarter ended March 31, 1997, as amended by Form 10-Q/A No. 1 of First Industrial Realty Trust, Inc. filed May 30, 1997, File No. 1-13102).

4.9	Form of Senior Debt Security of First Industrial, L.P. (included in Exhibit 4.8).

4.10*	Form of Deposit Agreement, including form of Depositary Receipt.

5.1**	Opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP, counsel to the registrants, as to the legality of the securities being registered.

5.2**	Opinion of McGuireWoods LLP, counsel to the registrants, as to the legality of the securities being registered.

8.1**	Opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP, counsel to the registrants, as to certain tax matters.

12.1**	Computation of ratios of earnings to fixed charges and preferred stock dividends of First Industrial Realty Trust, Inc.

12.2**	Computation of ratios of earnings to fixed charges of First Industrial, L.P.

23.1**	Consent of PricewaterhouseCoopers LLP.

23.2	Consents of Barack Ferrazzano Kirschbaum & Nagelberg LLP (included in Exhibits 5.1 and 8.1).

23.3	Consent of McGuireWoods LLP (included in Exhibit 5.2).

24.1	Powers of Attorney (included on the signature pages hereto).

25.1**	Statement of Eligibility of Trustee on Form T-1.

*	To be filed either by amendment or as an exhibit to an Exchange Act report of one or more of the registrants and incorporated herein by reference.
**	Filed herewith.